SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934, as amended.

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

Preliminary Proxy Statement ☐

Confidential for Use of the Commission only (as permitted by Rule 14a-6(e)(2) ☐

Definitive Proxy Statement ☒

Definitive Additional Materials ☐

Soliciting Material Pursuant to §§ 240.14a-12 ☐

1-800-FLOWERS.COM, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of Annual Meeting of Stockholders

December 11, 2024

The Annual Meeting of Stockholders (the “Annual Meeting”) of 1-800-FLOWERS.COM, Inc. (the “Company”) will be held online via live webcast, on Wednesday, December 11, 2024 at 9:00 a.m. eastern standard time, or any adjournment thereof, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)	To elect 11 directors to serve until the 2025 Annual Meeting or until their respective successors have been duly elected and qualified;

(2)	To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending June 29, 2025; and

(3)	To transact such other matters as may properly come before the Annual Meeting.

You can access the meeting via the Internet at www.virtualshareholdermeeting.com/FLWS2024. To log into the Annual Meeting as a stockholder, a control number will be required. For registered stockholders, the control number can be found on your Notice of Internet Availability of Proxy Materials or your proxy card. Only stockholders of record at the close of business on October 18, 2024 will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at Two Jericho Plaza, Suite 200, Jericho, New York 11753. This list also will be available during the Annual Meeting on the virtual meeting website.

All stockholders are cordially invited to attend the Annual Meeting virtually via live webcast. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. If you received a copy of the proxy materials by mail, you may complete, sign, date and mail the proxy card in the envelope provided. Any stockholder of record attending the Annual Meeting may vote via the Internet during the Annual Meeting webcast, even if he or she has voted over the Internet, by telephone or returned a completed proxy card. You may revoke your proxy at any time prior to the Annual Meeting. If you attend and vote during the Annual Meeting, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

/s/ Michael R. Manley
Michael R. Manley
Corporate Secretary

Jericho, New York
October 25, 2024

YOUR VOTE IS EXTREMELY IMPORTANT. YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD BY MAIL.

1-800-FLOWERS.COM, INC.

PROXY STATEMENT

October 25, 2024

This Proxy Statement is furnished to stockholders of record of 1-800-FLOWERS.COM, Inc. (the “Company”) as of October 18, 2024 (the “Record Date”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held online via live webcast, on Wednesday, December 11, 2024 at 9:00 a.m. eastern standard time or any adjournment thereof.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to every stockholder, we are furnishing proxy materials to our stockholders primarily via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you may not receive a printed copy of the proxy materials other than as described below. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy by telephone or over the Internet. If you received a Notice by mail and did not receive proxy materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

The SEC’s rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings and reduces the environmental impact of the Annual Meeting. To take advantage of this opportunity, we have delivered only one Notice or set of Annual Meeting materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or set of Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or set of Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1.866.540.7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices or set of Annual Meeting materials for your household, please contact Broadridge at the above phone number or address.

Shares of stock cannot be voted at the Annual Meeting unless the owner is present via the Internet during the Annual Meeting webcast or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted “FOR” the election of the 11 directors (each, a “Director”) named in this proxy statement, and “FOR” the ratification of the appointment of BDO USA, P.C., as the Company’s independent registered public accounting firm, for the fiscal year ending June 29, 2025, and will be voted in accordance with the discretion of the person appointed as proxy with respect to other matters that may properly come before the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on the Proposal, however they will have the same effect as a vote “AGAINST” the Proposal since they are not affirmative votes. Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy and vote via the Internet during the Annual Meeting webcast. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

The Annual Report of the Company (which does not form a part of the proxy solicitation materials) is being made available to stockholders on www.proxyvote.com concurrently herewith.

The mailing address of the principal executive office of the Company is Two Jericho Plaza, Suite 200, Jericho, New York 11753. It is anticipated that the Notice is first being sent to stockholders on or about October 25, 2024. The proxy statement and form of proxy relating to the Annual Meeting is first being made available to stockholders on or about October 25, 2024.

VOTING SECURITIES

The Company has two classes of voting securities issued and outstanding, its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and its Class B common stock, par value $0.01 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), which generally vote together as a single class on all matters presented to the stockholders for their vote or approval. At the Annual Meeting, each stockholder of record at the close of business on October 18, 2024 of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned on that date as to each matter presented at the Annual Meeting and each stockholder of record at the close of business on October 18, 2024 of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock owned on that date as to each matter presented at the Annual Meeting. On October 18, 2024, 36,842,727 shares of Class A Common Stock and 27,068,221 shares of Class B Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at Two Jericho Plaza, Suite 200, Jericho, New York 11753. This list also will be available during the Annual Meeting on the virtual meeting website.

METHODS OF VOTING

Stockholders can vote via the Internet during the Annual Meeting webcast or by proxy. There are three ways to vote by proxy:

●	By Telephone -- You can vote by telephone by calling 1.800.690.6903;

●	By Internet -- You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

●	By Mail -- If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. eastern standard time on December 10, 2024.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has recommended each of Mses. Celia R. Brown, Dina Colombo, Stephanie Redish Hofmann and Christina Shim and Messrs. James A. Cannavino, Eugene F. DeMark, Leonard J. Elmore, Adam Hanft, Christopher G. McCann, James F. McCann and Larry Zarin for election as Directors, to serve until the 2025 Annual Meeting or until their successors are duly elected and qualified. If a nominee is unable to be a candidate when the election takes place, the shares of stock represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election.

Information regarding the Director nominees is set forth below under the heading “—Information Regarding Director Nominees”.

The affirmative vote of a plurality of the Company’s outstanding Common Stock present in person or by proxy at the Annual Meeting is required to elect the nominees for Directors. Abstentions will be counted in tabulations of the votes cast on this proposal, whereas broker non-votes will not be counted for purposes of determining whether this proposal has been approved. Unless otherwise instructed, the proxy holder will vote the proxies received by him “FOR” the election of the Directors.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION
OF ITS ELEVEN DIRECTOR NOMINEES

Information Regarding Director Nominees

Our Board of Directors currently consists of 11 Directors with each Director serving a one-year term. All nominees were most recently elected at the 2023 Annual Meeting. The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the nominees to be elected at the meeting and during the last five years has been furnished to the Company by the nominee.

Celia R. Brown, age 70, has been a Director of the Company since June 2016. Since 2017, Ms. Brown has served as an Independent Management Consultant. From 2010 until June 2016, she served as EVP, Group HR Director of Willis Group, a multi-billion dollar global, risk management and insurance brokerage company with operations in more than 120 countries. At Willis, Ms. Brown was an advisor to the CEO, compensation committee and board of directors on talent strategy, succession planning, reward strategy (including executive compensation), culture and diversity. Upon the 2016 merger of Willis and Towers Watson, Ms. Brown served as an integration advisor to the combined company. Prior to joining Willis, Ms. Brown was with XL Capital Ltd. and its predecessor company from 1988 through 2009 where she held numerous positions culminating in EVP, Head of Global HR and Corporate Relations. From 2019 until 2022, Ms. Brown served as a member of the board of directors and Chair of the HR and Compensation Committee of Volt Information Sciences, Inc., and from 2010 until 2020, as a board member for the nonprofit organization Volunteer New York.

As a result of Ms. Brown’s career, she provides the Board with compensation and human resource experience and expertise. She also has experience integrating merger and acquisition transactions at the executive level. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

James A. Cannavino, age 80, has been a Director of the Company since June 2007. Mr. Cannavino has been the Chairman and Chief Executive Officer of CyberSagacity Ltd. since August 2022. Prior to CyberSagacity Ltd., Mr. Cannavino served as Chairman of the board of directors of Direct Insite (now Paybox) from 2000 through 2011 and was Chief Executive Officer from December 2002 until May 2011. Paybox is a global provider of financial supply chain automation across procure-to-pay and order-to cash business processes. Paybox was sold to OSG Billing Services in 2018. From September 1997 through April 2000, he was elected non-executive Chairman of Softworks, Inc. (a wholly owned subsidiary of Direct Insite, formerly Computer Concepts), which went public and was later sold to EMC. Mr. Cannavino was also the Chief Executive Officer and Chairman of the board of directors of Cybersafe, Inc., a company specializing in network security. Prior to Cybersafe, Mr. Cannavino was President and Chief Operating Officer of Perot Systems Corporation; he was elected to serve as Chief Executive Officer through July 1997. Mr. Cannavino retired from IBM in 1995, a career that spanned over 30 years, where he was Senior Company Vice President for Strategy and Business Development. He also served as a member of the board of directors to certain IBM joint-venture companies, including Prodigy Services, Inc., Digital Domain, Inc., and New Leaf Entertainment. Mr. Cannavino is an emeritus member of the Board of the National Center for Missing and Exploited Children. Mr. Cannavino is one of the founding members and is a past Chairman of the International Center for Missing and Exploited Children. He is a past chairman of the Board of Trustees of Marist College in Poughkeepsie, New York, and continues to serve as an advisor to the Board of Trustees.

Mr. Cannavino’s numerous years of experience in executive level positions in the technology industry provides the Board with a wealth of valuable insight and knowledge regarding business strategy, operational and management experience in the technology industry. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Dina Colombo, age 55, has been a Director of the Company since April 2021. Ms. Colombo is the Chief Operating Officer and Chief Financial Officer of GreyLion Partners, a private equity firm that focuses on investing in high-growth businesses in the lower middle market. Prior to joining GreyLion Partners, she was the Chief Financial Officer and Managing Director of CCMP Capital Advisors. Previously, she held a variety of responsibilities at JPMorgan Partners, including investor reporting, investment structuring, portfolio management, financial control, and valuation. Ms. Colombo began her career with PricewaterhouseCoopers LLP where she worked in Consumer Markets & Real Estate Business Assurance practices. Ms. Colombo received a B.B.A. from Hofstra University in Accounting. Ms. Colombo is a co-founder and board member of Parents Against Vaping E-cigarettes, a not-for-profit advocacy and education organization powered by parent volunteers to fight the youth vaping epidemic.

As a result of Ms. Colombo’s education, professional experience and more than 30-year career in the finance sector, she provides the Board with financial expertise. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

Eugene F. DeMark, age 77, has been a Director of the Company since January 2012. Mr. DeMark worked for KPMG LLP (“KPMG”), a global professional services firm, from June 1969 until his retirement in October 2009. He served as the Advisory Northeast Area Managing Partner at KPMG from October 2005 until his retirement. During his career with KPMG, he served in various leadership positions including Area Managing Partner of the Information, Communications and Electronics Practice as well as Managing Partner and Partner in charge of Audit of the firm’s Long Island office. While on special assignment at KPMG, he worked on the research staff of the Commission on Auditors Responsibilities (the predecessor of the Treadway Commission) that was formed to assess increases in fraudulent financial reporting. Since his retirement, Mr. DeMark has been an independent consultant. Mr. DeMark served on the board of directors of BankUnited, Florida’s largest independent bank, from 2010 to 2019, most recently as the Lead Director and Chair of the Audit Committee. He previously served as Chair of the Audit and Risk Committee and on the Governance and Compensation Committees of the bank’s board. Mr. DeMark was on the board of directors of MSG Networks from October 2015 to December 2016 and was the Chair of their Audit Committee and served on the Compensation Committee. He is a Certified Public Accountant in the State of New York.

As a result of Mr. DeMark’s professional experience and 40-year career with one of the leading professional services firms, he provides the Board with financial expertise, experience in risk management and executive managerial experience. Mr. DeMark qualifies as an audit committee financial expert and is financially sophisticated within the meaning of the NASDAQ Stock Market Rules. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Leonard J. Elmore, age 72, has been a Director of the Company since October 2002. Mr. Elmore has been a NCAA commentator for CBS Sports, FS1 and ESPN for over 30 years. Mr. Elmore was the Chief Executive Officer of iHoops, the official youth basketball initiative of the NCAA and NBA from May 2010 until October 2011 and served as a member of its board from its inception in April 2009 until May 2010. Prior to joining iHoops, he was a Partner with the law firm of Dreier LLP in its New York City headquarters from September 2008 until February 2009. Prior to his employment with Dreier LLP in September 2008, Mr. Elmore served as Senior Counsel with LeBoeuf, Lamb, et. al (subsequently Dewey & LeBoeuf) from October 2004 until March 2008. Prior to that, Mr. Elmore served as the President of Test University, a leading provider of internet-delivered learning solutions for pre-college students, from 2001 to 2003. Mr. Elmore served on the board of directors of Lee Enterprises, Inc. from February 2007 until February 2020 and was a member of their audit committee. Since December of 2021, Mr. Elmore has served on the board of directors of Byrna Technologies, Inc., a non-lethal defense technology company and serves as chair of the company’s Nominating and Governance Committee and as a member of its Audit Committee. Mr. Elmore is currently a Senior Lecturer at Columbia University in their School of Professional Studies Sports Management program and continues to fulfill his commitment to public service as co-chair on the John and James L. Knight Foundation’s Knight Commission on Intercollegiate Athletics.

Mr. Elmore’s career has spanned many different sectors from diverse public service sectors to law firm experience. He provides the Board a wealth of business strategy, operational and management experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Adam Hanft, age 74, has been a Director of the Company since February 2019. Mr. Hanft is the founder and Chief Executive Officer of Hanft Ideas LLC (“Hanft Ideas”), a strategic consultancy that provides marketing and branding services to leading consumer and business-to-business companies, including many digitally native brands. In addition, he serves as a director on the board of The Scotts Miracle-Gro Company, one of the world’s leading marketers of branded consumer lawn and garden products. Mr. Hanft also hosts a podcast, writes broadly about business and consumer subjects for numerous publications and is the co-author of “Dictionary of the Future.” He is also a frequent commentator on marketing and branding issues. Prior to starting Hanft Ideas, Mr. Hanft served as founder and Chief Executive Officer of Hanft Unlimited, Inc., a marketing organization created in 2004 that included an advertising agency, strategic consultancy and custom-publishing operation. Mr. Hanft was also a marketing and technology advisor for President Obama’s 2008 campaign.

Mr. Hanft’s individual qualifications and skills as a Director include marketing strategy, branding and messaging, and digital strategy. We believe Mr. Hanft’s varied experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Stephanie Redish Hofmann, age 55, has been a Director of the Company since December 2020. Since January 2022, Ms. Hofmann has served as Managing Director, Global Client Partnerships at Google where she leads a portfolio of global category partnerships across the Automotive, Consumer Packaged Goods (“CPG”), Food, Restaurant & Beverage, and Consumer Technology industries, and has served in various leadership roles at Google since May 2007. She currently works with a team of digital marketers and category experts to support customers’ ambitions in digital marketing transformation. Ms. Hofmann’s prior roles at Google include, among others, founding and leading Google’s Shopping Solutions team dedicated to developing digital solutions to enable retailers and manufacturers to win shopping moments that matter, serving as the Director of Agency Development for WPP, IPG, and Specialty Agency partners, and leading the Agency team. Before joining the Agency team, Ms. Hofmann served as the Head of Industry Marketing for Google's CPG vertical where she led research efforts focused on proving the efficacy of digital advertising for CPG manufacturers.

Ms. Hofmann has over 30 combined years of experience in advertising, brand marketing, partnership and working with consumer promotion agencies on CPG brands such as Clorox, Nestlé, and Revlon, as well as non-profit fundraising and development. We believe that Ms. Hofmann’s wealth of experiences, qualifications, attributes, and skills relating to advertising, brand marketing and partnership qualify her to serve as a member of our Board of Directors.

Christopher G. McCann, age 63, has been a Director of the Company since inception. Mr. C. McCann served as the Company’s Chief Executive Officer from June 2016 until July 2023. In July 2023, Mr. C. McCann stepped down from the role of Chief Executive Officer. Mr. C. McCann continues to be an employee of the Company and to serve on the Board and as an officer of various subsidiaries of the Company. Prior to that, he served as the Company’s President from September 2000 until April 2022, and as the Company’s Senior Vice President and the President of the Consumer Floral Brand from July 2010 until October 2013. Mr. McCann is a member of the Board of Trustees of Marist College. He is the Vice Chairman of the board of directors of Kinexion, the parent organization of IGHL. Mr. C. McCann is the brother of James F. McCann, the Company’s Chief Executive Officer and Executive Chairman of the Board.

Due to Mr. C. McCann’s various positions within the Company over the course of more than 30 years, he brings to the Board a unique insight into the day-to-day operations of the Company and its subsidiaries as well as its strategic vision. In addition, his prior service on other public company boards of directors provide the Board with valuable board-level experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

James F. McCann, age 73, is the founder of the Company and served as the Company’s Chairman of the Board and Chief Executive Officer from inception until June 2016. In June 2016, Mr. J. McCann became the Executive Chairman of the Board and Mr. C. McCann succeeded him as the Chief Executive Officer. In July 2023, Mr. C. McCann stepped down from the role of Chief Executive Officer and Mr. J. McCann was again appointed to this role. Mr. McCann has been in the floral industry since 1976 when he began a retail chain of flower shops in the New York metropolitan area. Mr. J. McCann is also vice-chairperson of the board of directors of International Game Technology PLC, and served as a member of the Board of Directors of Amyris, Inc. from May 2019 until May 2024. Mr. J. McCann also served on the board of directors of Willis Towers Watson and its predecessors from 2004 to 2019. In addition, from 2021 to 2022, Mr. J. McCann served as the Chairman and Chief Executive Officer of Clarim Acquisition Corp. Mr. J. McCann is the brother of Christopher G. McCann, who is a Director and employee of the Company.

As the Company’s Executive Chairman of the Board and longtime Chief Executive Officer, Mr. J. McCann brings to the Board his deep understanding of the Company’s strategic business goals and extensive experience with both Company and industry-specific opportunities and challenges. Mr. J. McCann’s current and prior service on other public company boards of directors and their committees provide the Board with valuable board-level experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Christina Shim, age 41, has been a Director of the Company since December 2023. Ms. Shim is the Chief Sustainability Officer for IBM, where she is responsible for all sustainability-related strategy, partnerships, innovation, and compliance for IBM’s enterprise. She previously served as the Global Head of Product Management and Strategy for IBM Sustainability Software beginning in January 2023, and before that, had served as the Vice President and Head of Strategy and Sustainability of IBM Sustainability Software beginning in November 2021. She also serves on IBM’s Artificial Intelligence Ethics Board and on the Environmental, Social and Governance (“ESG”) Executive Steering Committee. Prior to joining IBM, Ms. Shim was Managing Director and Head of New York for Palladium International, a global impact firm, from November 2017 through October 2021. From November 2012 until October 2017, Ms. Shim served in various leadership positions at Booz Allen Hamilton, including Director of Corporate and Growth Innovation Strategy. Ms. Shim previously was a senior targeting analyst with the Central Intelligence Agency in Washington D.C. from November 2007 through June 2010. Ms. Shim has also served as a board member and advisor to a number of fintech and climate technology startups, accelerators, and not-for-profits, as well as to Princeton University and Columbia University.

Ms. Shim has 19 years of experience in business, technology, and impact and therefore brings a unique lens to sustainability, ESG strategy and business growth. As she advises a variety of corporate and not-for-profit organizations about sustainability and responsible investing as it relates to innovation and growth, especially as it relates to operations and strategy, the Company can leverage her expertise and insight. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

Larry Zarin, age 70, has been a Director of the Company since March 2009. Mr. Zarin was Senior Vice President and Chief Marketing Officer for Express Scripts, a Fortune 20 company, until his retirement in July 2013. He joined Express Scripts in 1996 and during his tenure, he had a leading role in the successful integration of the company’s numerous major acquisitions, including the $29.1 billion acquisition of Medco. Mr. Zarin was responsible for corporate communications and marketing and was a frequent speaker at industry conferences and events. Since stepping down from Express Scripts, Mr. Zarin has been consulting with select enterprises around the development of growth initiatives powered by distinguishing communication strategies.

Mr. Zarin has extensive product and brand marketing and business leadership skills from his career at Express Scripts. He also has experience overseeing and integrating merger and acquisition transactions at an executive level. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Board Leadership Structure

Mr. J. McCann serves as both our Chairman of the Board and our Chief Executive Officer. The Board has no policy that requires the combination or separation of the roles of Chairman or Chief Executive Officer. The Board believes that Mr. J. McCann is the Director best suited to serve as Executive Chairman of the Board. As the founder of the Company, he is most familiar with the Company’s business and industry. He is uniquely situated to identify strategic priorities and to lead the Board in discussions regarding strategy and business planning and operations. In addition, his service on other public company boards of directors and their committees provide the Board with valuable board-level experience. The Company does not currently have a lead independent director.

Board Oversight of Risk Management

The Board of Directors, as a whole and through its committees, oversees the Company’s risk management process, including operational, financial, legal, strategic, marketing and brand reputation risks. The Board is responsible for overseeing the development and execution of the Company’s strategic plans and for understanding the associated risks and actions that management is taking to manage and mitigate those risks. The Company’s Board administers this oversight function and is assisted by its standing committees to address risks inherent in their respective areas of oversight, including existing and emerging strategic, operational, financial and reporting, succession and compensation, legal and compliance, cybersecurity and other risks, including those related to environmental and social matters such as climate change, human capital management, diversity, equity and inclusion, and community relations. The committees are responsible for monitoring and reporting to the full Board on risks associated with their respective areas of oversight. In connection with its oversight responsibilities, each Committee meets with the members of management who are primarily responsible for the management of risk in their respective areas, including, among others, the Chief Financial Officer, Chief Human Resources Officer, General Counsel, Chief Information Officer, and Controller.

The Audit Committee assists the Board in the oversight of the risk management process relating to the Company’s accounting and financial reporting processes, which includes overseeing our corporate accounting and financial monitoring and reporting practices, compliance with legal and regulatory audit requirements, and overseeing the quality and integrity of our financial reports.

The Nominating and Corporate Governance Committee assists the Board with its oversight of risks associated with Board composition, Board independence, succession planning, corporate governance and ESG matters. It also oversees and receives regular reports from, and provides direction to, management on our specific initiatives and goals related to sustainability and our other ESG initiatives.

The Compensation Committee reviews the risks arising from our compensation policies and practices and applicable to our executive officers and related to employee benefit programs, including our equity-based compensation for all employees.

The Technology and Cybersecurity Committee is responsible for the oversight of the Company’s policies and procedures intended to provide security, confidentiality, availability, and integrity of the Company’s information, including with respect to data privacy and the Company’s compliance with applicable data privacy and cybersecurity laws and regulations. The Committee also oversees the quality and effectiveness of the Company’s policies and procedures with respect to its information technology systems and provides oversight on the Company’s policies and procedures in maintaining preparedness for responding to any material incidents. The Committee also periodically coordinates with the Company’s Audit Committee, which reviews risks related to the Company’s information technology systems, including privacy, network security and data security.

The oversight responsibility of the Board and its committees is enabled by management reporting processes. The Board is guided by management presentations at Board meetings and throughout the fiscal year that serve to provide visibility to the Board about the identification, evaluation and management of risks the Company is facing as well as how to mitigate such risks.

Environmental and Social Initiatives

Over the past 48 years, we have helped our customers connect and build meaningful relationships with the important people in their lives. As we continue our customer journey, we are committed to operating in a way that is environmentally and socially responsible. We are engaged in a broad range of initiatives to help support a sustainable environment and have committed to promoting community, diversity, and inclusion.

Environmental Sustainability

We recognize our role as responsible corporate citizens and are taking steps to help provide a sustainable environment for future generations. We are continually exploring methods to promote sustainability in our supply chain through the responsible sourcing of our products and materials. For example, we practice responsible floral sourcing by sourcing our direct-ship flowers from farms that generally follow certified socially and environmentally responsible practices. In our own operations. we are also always looking for ways to promote sustainability. We employ sustainable agriculture practices in our orchards by limiting our use of chemical pesticides, leveraging wind machines for frost protection to reduce air pollution, and utilizing irrigation practices and technology that prioritize water efficiency. We have increased our use of denim insulation as packaging material across several of our food brands, decreasing our reliance on plastic. The Company has invested in renewable energy credits for our distribution center in Obetz, Ohio, our DesignPac location in Melrose Park, Illinois, and The Popcorn Factory manufacturing and distribution locations in Lake Forest, Illinois, because of which they are all powered with 100% renewable energy sources. In addition, we are in the process of researching and assessing certain of our other locations for energy-saving opportunities. We are also focused on decreasing our landfill waste annually by operating a robust recycling program for corrugate materials across multiple locations.

We are also engaged in a process to collect and analyze detailed operational data and advanced emissions factors to calculate our greenhouse gas emissions and are working toward an assessment of business relevant climate-related risks and opportunity that we intend to leverage to inform our sustainability strategy in the future.

We will continue to pursue a strong sustainability agenda to enable long-term value creation for our shareholders and drive impact across our operations and supply chain.

Social Responsibility

We support a culture of diversity, equity, and inclusion where our team members, customers, and partners feel respected, valued, and empowered. We believe that embracing diversity, and celebrating the uniqueness of every individual, makes us a better company. As a company, we are focused on diversity, equity, and inclusion to drive a collaborative, creative, and high-performance culture.

Our leadership team works with our human resources team to drive diversity, equity, and inclusion initiatives across multiple workstreams with a focus on Employee Engagement, Recruitment and Attraction, and Business Strategy. Our company Employee Resource Groups (“ERGs”) offer welcoming, encouraging communities to support diverse populations across our family of brands. The ERGs not only offer an opportunity to network, but they also host events and activities to engage team members across the Company to help educate and inform. Current ERGs include Women & Allies, LGBTQ+ & Allies, Latinx & Allies, African American/Black & Allies, and Caregivers & Allies.

We also celebrate the many diverse small businesses within our BloomNet network through our BloomNet Diversity Program. Currently, over 30% of the florists in our network self-identify as businesses owned by minorities, veterans, women, members of the LGBTQ+ community, or those who are disabled. Being recognized as part of this program provides BloomNet members opportunities to share their story with customers through retail and social media marketing, as well as other communications materials.

Since 2007, the Company continues to direct monetary funds and in-kind donations to support various nonprofit organizations. We continue our longstanding support of the LGBTQ+ community through a partnership with the Points Foundation, donating and raising funds to underwrite scholarships for LGBTQ+ college students. The Company donates items year-round to food banks across the country and organizations such as Ronald McDonald House. We have also partnered with hunger relief nonprofits to donate and raise funds to support their work. As part of our philanthropic initiatives, we are also proud to support Smile Farms®, a not-for-profit organization focused on creating meaningful employment opportunities for individuals with developmental disabilities. Additionally, we are deepening our commitment to breaking down barriers to employment by continuing our collaboration with First Step Staffing, a not-for-profit organization focused on helping individuals overcome poverty and homelessness through employment opportunities. We also recently launched a new initiative with The Fuse Network, an Ohio-based not-for-profit organization dedicated to supporting adults with disabilities, and recently welcomed the first group of associates from The Fuse Network to our Hebron facility as part of a training program designed to prepare adults with disabilities for meaningful employment.

As we look ahead, we believe our company has a strong environmental, social and governance (“ESG”) foundation. As we continue to assess and implement our Company’s ESG strategy, the Board of Directors receives periodic reports on our progress. We are committed to building ESG considerations into our overall business strategy. We will continue to focus on these initiatives and work to make a positive impact on our communities, our environment, and the world.

Information about the Board and its Committees

Each of our Directors, other than Messrs. James F. McCann and Christopher G. McCann, qualifies as an “independent director” as defined under the published listing requirements of the NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent Director that no relationship exists, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In making these determinations, the Board reviewed and discussed information provided by the Directors and by the Company with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management. In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as “independent” under special standards established by NASDAQ and the SEC for members of audit committees. The Board does not have a formal policy with respect to diversity. The Board and the Nominating and Corporate Governance Committee believe that it is critical for the Directors to have varying points of view, with a broad spectrum of experience, education, skills, backgrounds, professional and life experience that, when viewed as the collective group, provide an ample blend of perspectives to allow the Board to fulfill its duties to the long-term interests of the Company’s stockholders.

The table below provides information regarding the diversity of our directors in terms of gender identity and demographic background as of October 25, 2024:

Board Diversity Matrix

	Female	Male
Gender Identity
Directors	4	7
Demographic Background
African American or Black	-	1
Asian	1	-
White	3	6

The table below provides membership and meeting information for each of the Board committees for Fiscal 2024.

Committee Membership:

Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Technology and Cybersecurity Committee
James F. McCann
Christopher G. McCann
Celia R. Brown		X*	X
James A. Cannavino	X			X*
Dina Colombo	X
Eugene F. DeMark	X*
Leonard J. Elmore			X*
Adam Hanft
Stephanie Redish Hofmann		X
Christina Shim			X	X
Larry Zarin		X
Total Meetings in Fiscal 2024	5	9	6	4

*	Committee Chairperson

Audit Committee

The Audit Committee of the Board of Directors reports to the Board regarding the appointment of the Company’s independent registered public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management’s procedures and policies relative to the adequacy of internal accounting controls. The Company’s Board of Directors adopted a written charter for the Audit Committee, which outlines the responsibilities of the Audit Committee. A current copy of the charter of the Audit Committee is available on our website located at www.1800flowersinc.com under the Investor Relations section of the website.

Each member of the Audit Committee is “financially literate” as required by NASDAQ rules. The Audit Committee also includes at least one member, Eugene F. DeMark, who was determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules and to meet the qualifications of “financial sophistication” in accordance with NASDAQ rules. Stockholders should understand that these designations relate to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

Compensation Committee

The Compensation Committee of the Board of Directors establishes the Company’s compensation philosophy and makes a final determination on all forms of compensation to be provided to the Company’s Section 16 Officers (“Executive Officers”), including base salary and the provisions of the Sharing Success Program, under which annual incentive compensation may be awarded. In addition, the Compensation Committee administers the Company’s 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 15, 2020, and amended as of October 3, 2023 (“2003 Plan”), under which stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents and other equity-based awards may be made to Directors, officers, employees of, and consultants to, the Company and its subsidiaries. The Board of Directors has authorized Mr. James F. McCann to review and make awards for all of the Company’s employees, other than its Executive Officers. The Compensation Committee also makes recommendations to the Board of Directors regarding Directors’ compensation. In evaluating and determining executive compensation, the Committee considers the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act, as applicable. The Company’s Board of Directors adopted a written charter for the Compensation Committee, which outlines the responsibilities of the Compensation Committee. All of the members of the Company’s Compensation Committee are independent Directors and have never been employees of the Company. A current copy of the charter of the Compensation Committee is available on our web site located at www.1800flowersinc.com under the Investor Relations section of the website. See “Executive Compensation and Other Information — Compensation Discussion and Analysis” for additional information about the processes and procedures for determining our Executive Officers’ compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the oversight of the evaluation of the Board of Directors, including its size and composition; it reviews with management and reassesses the adequacy of corporate governance guidelines and practices and develops and recommends to the Board the Company’s corporate governance guidelines and practices; it reviews and assesses the management succession plan for the Chief Executive Officer position and other members of executive management and makes recommendations to the Compensation Committee; and identifies and evaluates individuals qualified to become Board members and recommends to the Board, Director nominees for election and re-election. The Nominating and Corporate Governance Committee will consider recommendations for prospective nominees for the Board from other members of the Board, management and others, including stockholders, and may employ third-party search firms. The Nominating and Corporate Governance Committee is also responsible for oversight of the Company’s ESG initiatives and planning. The Company’s Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which outlines the responsibilities of the Nominating and Corporate Governance Committee. All of the members of the Company’s Nominating and Corporate Governance Committee are independent Directors and have never been employees of the Company. A current copy of the charter of the Nominating and Corporate Governance Committee is available on our website located at www.1800flowersinc.com under the Investor Relations section of the website.

Technology and Cybersecurity Committee

The Technology and Cybersecurity Committee is responsible for the oversight of the Company’s policies and procedures intended to provide security, confidentiality, availability and integrity of the Company’s information, including with respect to data privacy and the Company’s compliance with applicable data privacy and cybersecurity laws and regulations. The Technology and Cybersecurity Committee also oversees the quality and effectiveness of the Company’s policies and procedures with respect to its information technology systems and provides oversight on the Company’s policies and procedures in preparation for responding to material incidents. The Company’s Board of Directors adopted a written charter for the Technology and Cybersecurity Committee, which outlines the responsibilities of the Technology and Cybersecurity Committee. All members of the Company’s Technology and Cybersecurity Committee are independent directors and have never been employees of the Company.

Communication with Board of Directors

The Nominating and Corporate Governance Committee, on behalf of the Board, reviews letters from stockholders concerning the Company’s Annual Meeting of Stockholders and governance process, including recommendations of director candidates, and makes recommendations to the Board based on such communications. Stockholders can send communications to the Board and to the non-management Directors by mail in care of the Corporate Secretary at Two Jericho Plaza, Suite 200, Jericho, New York 11753, Attention: Michael R. Manley, and should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate Director or Directors for review. Any such unsolicited commercial solicitation or communication not forwarded to the appropriate Director or Directors will be available to any non-management Director who wishes to review it.

Attendance at Meetings

During Fiscal 2024, the Board of Directors held six (6) meetings. During Fiscal 2024, all incumbent Directors attended at least 75% of the meetings of the Board of Directors and the meetings held by all committees of the Board of which they were a member. Messrs. J. McCann, and no other directors, attended last year’s Annual Meeting.

Director Resignation Policy

In an uncontested election of Directors at an annual meeting of stockholders, an incumbent Director nominee standing for election who receives more “withhold” votes than votes “for” his or her election (a “Majority Withhold Vote”) shall promptly (but no more than five (5) business days) following certification of the stockholder vote from the meeting at which the election occurred tender his or her written offer of resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors will promptly consider the Director’s offer of resignation and recommend to the Board of Directors whether to accept the resignation or reject it. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote.

In evaluating the Director’s resignation, each of the Nominating and Corporate Governance Committee and the Board of Directors may consider any and all factors they deem relevant, including (i) the perceived reasons for the Majority Withhold Vote, (ii) the qualifications and tenure of the Director, (iii) the Director’s past and expected future contributions to the Company, (iv) the overall composition of the Board of Directors and whether accepting the resignation would cause the Company to violate any applicable rule or regulation (including NASDAQ listing standards and federal securities laws) or any of its material agreements, and (v) whether the resignation would be in the best interests of the Company and its stockholders.

In determining what action to recommend or take regarding the Director’s resignation, each of the Nominating and Corporate Governance Committee and the Board of Directors may consider a range of alternatives as they deem appropriate, including (i) accepting the resignation, (ii) rejecting the resignation, (iii) rejecting the resignation to allow the Director to remain on the Board of Directors, but agreeing that the Director will not be nominated for re-election to the Board of Directors at the next election of Directors, (iv) deferring acceptance of the resignation until the Board of Directors can find a replacement Director with the necessary qualifications to fill the vacancy that accepting the resignation would create, or (v) deferring acceptance of the resignation if the Director can cure the underlying cause of the Majority Withhold Vote within a specified period of time (for example, if the Majority Withhold Vote were due to overboarding, by resigning from other companies’ boards).

Any Director who tenders his or her offer of resignation pursuant to this policy shall not participate in any deliberations or actions by the Nominating and Corporate Governance Committee or the Board of Directors regarding his or her resignation, but shall otherwise continue to serve as a Director during this period. If other Directors who are members of the Nominating and Corporate Governance Committee receive a Majority Withhold Vote in the same uncontested election of Directors, so that a quorum of the Nominating and Corporate Governance Committee cannot be achieved, then the other independent Directors on the Board of Directors who received more votes “for” or “in favor” than “withheld” in that election will consider and decide what action to take regarding the resignation of each Director who received a Majority Withhold Vote. If three (3) or fewer independent Directors on the Board of Directors did not receive a Majority Withhold Vote in the same election, then all independent Directors on the Board of Directors shall participate in deliberations and actions regarding Director resignations, except that no Director can participate in the vote on his or her own resignation.

Anti-Hedging Policy

We maintain a policy on insider trading that prohibits Directors, officers, and employees with nonpublic information, as well as their spouse, dependents, and any other person living in their household, from buying or selling financial instruments or derivatives, including but not limited to, puts and calls, that hedge or offset any change in the market value of the Common Stock, or otherwise engage in transactions that have or are designed to have the same effect. The policy on insider trading further restricts such persons from purchasing on margin or pledging Common Stock.

Compensation of Directors

Non-employee Directors were entitled to receive the following compensation during the fiscal year ended June 30, 2024:

●	An annual retainer of $30,000 for the period prior to the 2023 Annual Meeting of Stockholders and $50,000 effective from the 2023 Annual Meeting, payable in four equal installments.

●

An additional annual fee to the Chairpersons of the Board’s Committees for their services, payable in equal quarterly installments on each of the four regularly scheduled Board meetings during the fiscal year:

a)	Audit Committee Chairperson - $20,000

b)	Compensation Committee Chairperson - $10,000 for the period prior to the 2023 Annual Meeting of Stockholders and $15,000 effective from the 2023 Annual Meeting

c)	Nominating and Corporate Governance Committee Chairperson - $7,500 for the period prior to the 2023 Annual Meeting of Stockholders and $10,000 effective from the 2023 Annual Meeting, and

d)	Technology and Cybersecurity Committee Chairperson - $10,000

●

A grant of restricted Class A Common Stock with a value equal to $75,000. The actual number of shares is determined by the closing price of the shares on the date of the Annual Meeting (the “Grant Date”). No fractional shares of stock are awarded. These grants fully vest on the first anniversary of the Grant Date.

●	Any Director joining the Board, or becoming a Chairperson of one of the above Committees, following the Annual Meeting in a given year receives a pro-rata share of the compensation provided for above.

●	Board members are reimbursed for reasonable travel and lodging expenses associated with attendance at any Board or Committee meeting.

On October 10, 2024, the Board approved an increase to the value of annual stock grants to non-employee Directors, from $75,000 to $100,000, effective as of the 2024 Annual Meeting of Stockholders.

The following table includes information about compensation paid to our non-Executive Officer Directors for the fiscal year ended June 30, 2024. During 2024, our employee directors, Messrs. J. McCann and C. McCann, did not receive any compensation for their services as directors. See “Executive Compensation” for additional information regarding Mr. J. McCann’s compensation as an Executive Officer. The compensation received by Mr. C. McCann as an employee is set forth in the footnotes to the table below.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	(1)	(2)	(3)			(4)
Name	($)	($)	($)	($)	($)	($)	($)

Celia Brown	58,750	75,000	-	-	-	-	133,750
James A. Cannavino	55,000	75,000	-	-	-	-	130,000
Dina Colombo	45,000	75,000	-	-	-	-	120,000
Eugene F. DeMark	65,000	75,000	-	-	-	-	140,000
Leonard J. Elmore	54,375	75,000	-	-	-	-	129,375
Adam Hanft	45,000	75,000	-	-	-	75,000	195,000
Stephanie Redish Hofmann	45,000	75,000	-	-	-	-	120,000
Christopher G. McCann (5)	-	-	-	-	-	1,567,646	1,567,646
Katherine Oliver (6)	7,500	-	-	-	-	-	7,500
Christina Shim	37,500	75,000	-	-	-	-	112,500
Larry Zarin	45,000	75,000	-	-	-	50,000	170,000

(1)	Fees Earned or Paid in Cash combines the amounts paid as annual retainer and committee chairperson fees.

(2)

Stock awards reflect the aggregate grant date fair value of restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation.” The aggregate grant date fair value for restricted stock awards is calculated by multiplying the number of restricted stock awards by the closing market price of the Common Stock on the date the restricted stock awards are credited to a Director’s account. These award fair values have been determined based on the assumptions set forth in Note 13, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

(3)	No stock options were granted to non-employee directors during Fiscal 2024.

(4)	“All Other Compensation” for Mr. Hanft comprises amounts paid to Hanft Ideas LLC for marketing consulting services and for Mr. Zarin amounts paid for marketing and enterprise positioning services.

(5)

“All Other Compensation” for Mr. C. McCann comprises the compensation received by Mr. C. McCann as an employee, comprising base salary of $412,500, stock awards with an aggregate grant date fair value of $1,107,614, personal use of a company car in the amount of $46,782, and the Company's contribution to a Qualified 401(k) Plan in the amount of $750.

(6)	Ms. Oliver’s service as a director ended on December 14, 2023.

As of June 30, 2024, each non-Executive Officer Director of the Company held the following aggregate number of option awards and unvested stock awards:

	Unvested	Option
	Stock	Awards
	Awards	Outstanding
Name	(#)	(#)
Celia Brown	7,403	-
James Cannavino	7,403	-
Dina Colombo	7,403	-
Eugene F. DeMark	7,403	-
Leonard J. Elmore	7,403	-
Adam Hanft	7,403	-
Stephanie Redish Hofmann	7,403	-
Christopher McCann (1)	110,207	198,002
Christina Shim	7,403	-
Larry Zarin	7,403	-

(1) Mr. C. McCann's option awards outstanding include 66,001 shares that are fully vested and immediately exercisable and 132,001 shares that are unvested. These option awards have an option exercise price of $8.59 and an expiration date of November 8, 2032.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following individuals were serving as Executive Officers of the Company on October 18, 2024:

Name	Age	Position with the Company

James F. McCann	73	Executive Chairman of the Board, Chief Executive Officer
Thomas G. Hartnett	61	President, 1-800-FLOWERS.COM, Inc.
William E. Shea	65	Senior Vice President, Treasurer and Chief Financial Officer
Michael R. Manley	58	Senior Vice President, General Counsel and Corporate Secretary
Arnold P. Leap	56	Chief Information Officer
Jonathan Feldman	46	President, BloomNet
Joseph Rowland	55	Group President, Gourmet Foods & Gift Baskets

Information Concerning Executive Officers Who Are Not Directors

Thomas Hartnett has been the Company’s President since April 2022. Previously, he was the Company’s Group President of Consumer Floral and Gifts since August 2020, and the Company’s President of Consumer Floral from October 2013 through August 2020. Mr. Hartnett had previously served as the Company’s SVP and CFO of the Consumer Floral Brand since April 2010, and as the Company’s SVP and COO of the Consumer Floral Brand from June 2006 through April 2010. Prior to this role, Mr. Hartnett was Senior Vice President of Retail and Fulfillment from September 2000. Before holding these positions, Mr. Hartnett held various positions within the Company since joining in 1991, including Controller, Director of Store Operations, Vice President of Retail Operations and Vice President of Strategic Development. Prior to joining the Company, Mr. Hartnett was a certified public accountant with Ernst & Young LLP.

William E. Shea has been the Company’s Senior Vice President, Treasurer and Chief Financial Officer since September 2000. Before holding his current position, Mr. Shea was our Vice President of Finance and Corporate Controller after joining us in April 1996. From 1980 until joining us, Mr. Shea was a certified public accountant with Ernst & Young LLP. As the Company has previously announced, Mr. Shea will retire from his position as of December 29, 2024.

Michael R. Manley has been the Company’s Senior Vice President, General Counsel and Corporate Secretary since July 2018. Mr. Manley previously was a partner at Venable, LLP, a top national law firm where he was also a member of the firm’s Corporate Group. Prior to Venable, Mr. Manley’s other experience included serving as General Counsel and Chief Compliance Officer of CION Investment Management, LLC, a registered investment advisor; Managing Director, Co-General Counsel, Chief Compliance Officer and/or Secretary for various entities at Plainfield Asset Management LLC; and President and General Counsel of PartMiner, Inc., a leading provider of procurement and information services to the electronics industry.

Arnold Leap has been the Company’s Chief Information Officer since November 2013. Mr. Leap served as the Executive Vice President and Chief Technology Officer for Direct Insite Corp. from November 2000 until joining the Company. Mr. Leap served in various positions with Direct Insite, including Executive Vice President, Channel Sales and Executive Vice President, Sales and Marketing. Mr. Leap’s background includes senior management positions with over 30 years’ experience in the technology sector.

Jonathan Feldman has been the Company’s President of BloomNet since June 2024. Mr. Feldman joined the Company from Clear Secure, Inc., which operates a secure identify platform that enables access to dedicated entry lanes in airport security checkpoints, where he had served as Executive Vice President, CLEAR Verified, from May 2023 through September 2023. From June 2021 to January 2023, Mr. Feldman served as Vice President, Operations, Merchandising and Third-Party Partnerships to GoBrands Inc., (doing business as Gopuff), a provider of online retail and delivery services. Prior to GoBrands Inc., Mr. Feldman served in various leadership roles at Uber Technologies, Inc., from April 2014 to June 2021, including, most recently, as Director, Head of Global Operations, Strategy and Planning, Delivery.

Joseph Rowland has been the Company’s Group President, Gourmet Foods & Gift Baskets since July 2022. He joined the Company from Puritan’s Pride at The Bountiful Company, where he served as President. He also spent more than a decade at Bed Bath & Beyond, holding roles of increasing responsibility culminating with his leading the launch and providing ongoing management oversight of the company’s e-commerce channel, including its fulfillment, contact center and merchandising options.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

This section discusses compensation to our Fiscal 2024 “Named Executive Officers” or “NEOs”, which consist of our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated Executive Officers, as determined under SEC rules.

The Compensation Committee believes that the compensation programs for the Company’s NEOs, as well as all of its Executive Officers, should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual loyalty to the Company and contribution to the Company’s success. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified Executive Officers through the competitive compensation packages it offers to such individuals.

The fundamental policy of the Compensation Committee is to provide the Company’s NEOs, as well as all of its Executive Officers, with competitive compensation opportunities based upon their contribution to the development and financial success of the Company. It is the Compensation Committee’s philosophy that a significant portion of each NEO and Executive Officer’s compensation should be contingent upon the Company’s financial performance. The Compensation Committee also acknowledges the importance of attracting and retaining talented, motivated and success-oriented Executive Officers who share our overall corporate philosophy and will enable our Company to achieve its short and long-term goals. Accordingly, the compensation package for each NEO and Executive Officer is primarily comprised of three elements: (i) base salary; (ii) annual incentives; and (iii) long-term incentive equity awards.

Guiding Principles

●	Growth – To create an atmosphere that encourages superior growth and performance of the Company while also offering personal and professional growth.

●	Teamwork – To encourage executives to work together effectively and efficiently so that Company goals can be fully realized.

●	Innovation – To encourage and reward creativity and innovation, including the development of new ideas and business opportunities for the Company.

●

Associate Development – To provide motivation for self-development and rewards for successfully training and developing the personnel under their supervision, thereby strengthening the internal pool of management and technical talent.

●	Market competitiveness – To offer a strong, comprehensive compensation package that will enable the Company to attract and retain qualified talent.

Setting Executive Compensation

We compete for senior executive talent with many leading companies. In order to stay competitive in the marketplace, a critical component of which is the recruitment and retention of executive talent, we periodically review the market competitiveness of our Executive Officer compensation programs. The Compensation Committee also reviews the Company’s recent historical compensation practices for its executives, and considers recommendations from the Chief Executive Officer regarding the compensation of his direct reports, who include the other NEOs. At our 2023 Annual Meeting, an advisory vote on executive compensation passed by an overwhelming majority. The Compensation Committee did not implement changes to the design of our executive compensation program as a result of the advisory vote.

Elements of Compensation

The Compensation Committee believes that we can maximize the effectiveness of our compensation program by ensuring that all program elements are working in concert to motivate and reward performance. The elements of our executive compensation program are detailed below, together with the principal factors that the Compensation Committee considers in reviewing the components of each Executive Officer’s compensation package. In general, for each compensation element, these factors include: the key role each Executive Officer performs for the Company; the benefit to the Company in assuring the retention of his or her services; the performance of the Company during the past fiscal year; the competitive market conditions for executive compensation; the executive’s prior year compensation; and the objective evaluation of the Executive Officer’s performance. The Compensation Committee may also, however, in its discretion, apply other factors with respect to executive compensation. We believe that our executive compensation program effectively strengthens the mutuality of interests between the Executive Officers and the Company’s stockholders, which results in greater Company performance.

Base Salary. The Compensation Committee views base salary as the assured element of compensation that permits income predictability. Subject to existing employment agreements, our objective is to set base salary levels at the competitive norm. However, individual salaries may be above or below the competitive norm to reflect the strategic role, experience, proficiency and performance of the executive. For example, incumbents who have been in their positions for a longer period of time, and whose performance is superior, may be paid above the competitive norm. In addition, in the case of seasoned executives with strategic value who are newly hired into the Company, it may be necessary to pay above the competitive norm in order to attract the best candidates to the Company.

The minimum base salary for Mr. J. McCann is primarily prescribed in his employment agreement (see below for description of this agreement in the “Narrative Disclosure to Summary Compensation Table”). Annual base salary increases for the NEOs and other Executive Officers are determined on the basis of the following factors: the performance of the executive versus job responsibilities; the relationship between current salary and the range for the executive’s level, ranges having been set in part based on the competitive norm in the industry; the average size of salary increase based upon the Company’s financial performance; and whether the responsibilities or criticality of the position of the incumbents have been changed during the preceding year; and, for Mr. J. McCann, the terms of his employment agreement. The weight given to each of these factors may differ from individual to individual as the Compensation Committee deems appropriate. Mr. Shea’s base salary increased $50,000 to $600,000 in Fiscal 2024; base salaries for Messrs. J. McCann, Hartnett, Manley, and Rowland were unchanged.

Annual Incentive Award. Annual incentive awards play a significant role in the Company’s overall compensation package for its Executive Officers. The annual incentive award for the NEOs is based upon the Company’s financial performance and performance in respect of certain Strategic Initiatives. See “Compensation Discussion and Analysis — Sharing Success Program.” This balance supports the accomplishment of the Company’s overall financial objectives and rewards the individual contributions of our NEOs. Annual incentive awards for Executive Officers support the following company objectives:

●	Communication of important goals through performance targets that are aligned with business strategies.

●	Motivation for the entire management team to work together toward a common set of goals.

●	Rewarding executives on the basis of results achieved.

●	Delivering annual incentive opportunities and payments through a structured, performance driven, objective mechanism.

●	Delivering a competitive level of compensation that is fully competitive with industry practice.

●	Motivating executives to achieve ever higher levels of success.

●	Motivating executives to achieve Strategic Initiatives aligned with Company goals.

Sharing Success Program. The Sharing Success Program is intended to cover management positions, including the NEOs. Each eligible plan participant is assigned a target award (expressed as a percentage of base salary), which represents the level of incentive award the participant can expect to earn in the event all performance measures are achieved at 100% during the ensuing fiscal year. For each fiscal year, specific performance measures are established by the Compensation Committee that reflect the key strategic and business goals established by the business plan for that year. The following EBITDA, revenue and strategic initiatives measures were utilized in setting NEO performance objectives for Fiscal 2024:

●

EBITDA, as used for purposes of the Sharing Success Program, is net income before interest, taxes, depreciation, amortization and stock-based compensation on a pre-bonus basis, adjusted to exclude the impact of acquisitions and dispositions completed during the fiscal year, not contemplated in the Company’s budget, as well as the impact of investment gains or losses on the Company’s non-qualified supplemental deferred compensation plan and certain other items affecting period-to-period comparability, including impairment charges, litigation settlements, transaction costs and severance charges (“Plan EBITDA”).

●

Revenue target as used for purposes of the Sharing Success Program is defined as achieving or exceeding the Company’s annual budgeted target for overall Company revenue, adjusted to exclude the impact of acquisitions and dispositions completed during the fiscal year, not contemplated in the Company’s budget (“Plan Revenue”).

●

Strategic initiatives as used for purposes of the Sharing Success Program is defined as the achievement of certain strategic key performance indicators as a component of incentive compensation. The strategic initiatives component applies to awards to NEOs other than the Chief Executive Officer, for the purpose of the Sharing Success Program, and represents 25% of these individuals’ annual payment (“Strategic Initiatives”). Our Strategic Initiatives for Fiscal 2024 were designed to focus our senior management on driving customer engagement and strengthening relationships, category expansion, and expansion of last mile capabilities.

The following table presents the NEOs’ targeted incentive award opportunity, as a percentage of their salary (“target award”), and the performance measures and relative weighting of their components for Fiscal 2024:

	Target Award	Weighting of Performance Measures
Name	(% of Salary)	EBITDA	Revenue	Strategic Initiatives	Subtotal

James F. McCann	100%	70%	30%	n/a	100%
Executive Chairman, Chief Executive Officer

William E. Shea	85%	50%	25%	25%	100%
Senior Vice President, Treasurer,
and Chief Financial Officer

Thomas Hartnett	90%	50%	25%	25%	100%
President, 1-800-Flowers.com, Inc.

Michael Manley	65%	50%	25%	25%	100%
Senior Vice President, General Counsel and Corporate Secretary

Joseph Rowland	65%	50%	25%	25%	100%
Group President, Gourmet Foods &
Gift Baskets

In Fiscal 2024, the weightings of performance measures were modified to afford 50% to Plan EBITDA, 25% to Plan Revenue, and 25% to Strategic Initiatives for all NEOs other than the CEO. For the CEO, the weightings of performance measures were allocated 70% to Plan EBITDA and 30% to Plan Revenue.

When Company-wide actual results exceed or fall below target performance measures for Plan EBITDA and Plan Revenue, the components of the actual awards based on those measures are proportionately increased or decreased between the maximum and threshold award payments and the target payments for the EBITDA and Revenue components of the awards. Participants may earn a Company-wide bonus for the EBITDA and Revenue components if the threshold performance measures are met (defined as achievement of 90% of Company-wide Plan EBITDA and 95% of Company-wide Plan Revenue, resulting in a 50% pay-out of the Plan EBITDA and Plan Revenue target components, respectively). The Company-wide Plan Revenue bonus will not be paid if 90% of the Company-wide Plan EBITDA is not achieved. No participant may be paid an incentive award under the Sharing Success Program in excess of maximum (defined as achievement of 150% of Company-wide Plan EBITDA and 105% of Company-wide Plan Revenue, resulting in a 200% pay-out of the EBITDA and Revenue components of the target award), as presented in the table below.

EBITDA			Revenue
% Achievement of Performance Measures	Target Award Multiple		% Achievement of Performance Measures	Target Award Multiple
150.0% or above	200.0%	(max)	105.0% or above	200.0%	(max)
125.0%	150.0%		102.5%	150.0%
110.0%	125.0%		100.0%	100.0%
100.0%	100.0%		97.5%	75.0%
95.0%	75.0%		95.0%	50.0%
90.0%	50.0%		Below 95.0%	0.0%
Below 90.0%	0.0%

Award payments based on Strategic Initiatives are set at 100% of target for the Strategic Initiatives component (comprising 25% of the total target payment for NEOs other than the CEO) for achievement of target metrics. Under the terms of the Sharing Success Program, in order to be eligible to receive a payout under the Strategic Initiatives measure, an 80% achievement of Plan EBITDA must also be attained. In addition, all participants must be actively employed as of the end of the fiscal year in order to qualify for the award.

For Fiscal 2024, the Company’s financial performance measures were a function of achieving specified Plan EBITDA and Plan Revenue targets and were as follows: Company-wide Plan EBITDA of $119.0 million (on a pre-bonus basis) and Company-wide Plan Revenue of $2,005.1 million.

The following table reflects the relationship of actual performance against the Company’s performance measures. The performance measures range from “threshold” (the minimum achievement level of the performance measure at which an executive may earn 50% of the target award) to “maximum” (the maximum achievement level of the performance measure at or above which an executive may earn 200% of the target award). The weighting of performance measures is applied to the Target Award Multiples to produce the executive’s cash bonus award.

	Performance/Payout Relationship ($’s in thousands)						Calculation of Target Award Earned
	Threshold		Target		Maximum			Target
Performance Metric	Performance Measures	Payout %	Performance Measures	Payout %	Performance Measures	Payout %	Actual Performance	Award Multiple

Company-wide Performance (1)
Adjusted EBITDA and Revenue Measures:
Adjusted EBITDA (pre-bonus)	$107,087	50.0%	$118,985	100.0%	$178,478	200.0%	$98,711	0.0%
Adjusted Revenue	$1,904,818	50.0%	$2,005,072	100.0%	$2,105,326	200.0%	$1,831,421	0.0%
Strategic Initiatives	(2)	(2)	(2)	100.0%	$(2)	100.0%	(2)	(2)

(1)

Company-wide Adjusted EBITDA is determined on a pre-bonus basis, excluding: (i) the impact of acquisitions, (ii) stock-based compensation, (iii) nonqualified plan investment appreciation/depreciation, and (iv) certain items affecting period-to-period comparability, including impairment charges, litigation settlements, transaction costs, and severance costs. The Revenue Measure is determined excluding the impact of acquisitions.

(2)

Strategic Initiatives with respect to each of Messrs. Shea, Hartnett, and Manley were based on (i) customer engagement and strengthening relationships, (ii) category expansion, and (iii) expansion of last mile capabilities, with a threshold payout percentage of 8.3% based on achieving only one of the three initiatives. Mr. Rowland’s Strategic Initiative was based on expansion of last mile capabilities, with a threshold payout percentage of 25.0%. Each of Messrs. Shea, Hartnett, Manley, and Rowland achieved the key performance indicators for their respective Strategic Initiatives and earned 100% of their Strategic Initiative target payout.

During Fiscal 2024, the Company-wide actual EBITDA and actual Revenue award multiples were each 0% of the target award, and for Messrs. Shea, Hartnett, Manley, and Rowland, each earned 100% of the target award, respectively, with respect to their Strategic Initiatives. As a result, the aggregate Fiscal 2024 multiple was 25% of the target award for the NEOs, other than Mr. J. McCann. During Fiscal 2023, the Company-wide actual EBITDA and actual Revenue award multiples were 50% and 0% of the target award, respectively. Additionally, Messrs. Shea, Hartnett, Manley, and Rowland, during Fiscal 2023, earned 100%, 75%, 100% and 85% of the target award, respectively, with respect to their Strategic Initiatives. The Company-wide actual award multiple for Fiscal 2022 was 0% of the target award. See “Summary Compensation Table — Non-Equity Incentive Plan Compensation” for payout amounts for Fiscal 2024, 2023 and 2022.

Long-Term Incentive Equity Awards. In order to structure a long-term incentive program for the Company’s Executive Officers that would tie a significant portion of their compensation to the profitability of the Company, the Compensation Committee utilizes long-term incentive equity awards. These awards are designed to increase the alignment of the interests of each Executive Officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

In accordance with its charter, the Compensation Committee annually reviews executive officer compensation and determines any equity awards to them under the 2003 Plan. The Committee’s determination generally occurs at a regularly scheduled meeting during our first fiscal quarter, following which, any awards are then granted three (3) business days after the Company’s release of its first quarter earnings. In Fiscal 2024, the annual awards were instead granted in December, following our annual meeting at which stockholders approved an amendment to the 2003 Plan to increase the authorized shares. One-time equity awards may also be made throughout the year to new hires, promoted employees, or as a reward for exceptional performance. Grants are generally made during an open “trading window” established under our Insider Trading Policy. Stock options are granted with an exercise price at least equal to the fair market value of the underlying shares on the grant date, as required by the 2003 Plan.

The grant of an award is set at a level intended to create a meaningful incentive based in part on the Executive Officer’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number and value of awards held by the Executive Officer in order to maintain an appropriate level of incentive for that individual. We do not take material nonpublic information into account when determining the timing and terms of equity awards, nor do we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Compensation Committee has the authority to review extraordinary events that impact the Company’s performance and may adjust the calculation of the number of shares earned under an award by taking into account the effect of any such extraordinary events. The Compensation Committee did not make any such adjustments for Fiscal 2024.

For Fiscal 2024, the Compensation Committee determined, in consultation with its independent compensation consultant, to grant restricted stock awards to the NEOs other than the CEO (among other management level employees), each comprising 50% time-vesting shares, which vest ratably over three years of continued employment, and 50% performance shares, which, to the extent earned, cliff vest three years after the date of grant, subject to continued employment. These awards were granted December 14, 2023. The number of performance shares that may be earned under the awards is based on achievement of Plan EBITDA (50%) and Strategic Initiatives (50%) over the performance period. See “Grants of Plan-Based Awards” for the performance shares earned by NEOs pursuant to these awards. The composition, vesting requirements, and amounts of these awards reflect the Compensation Committee’s consideration of prevailing industry practices and intention to align management with stockholder interest in the long-term growth of the Company, as well as address employee retention concerns.

During Fiscal 2024, we did not grant equity awards to any NEO during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material non-public information.

In recognition of Mr. J. McCann’s assumption of the duties of Chief Executive Officer, the Compensation Committee determined to grant him a special grant of options to purchase 1,000,000 shares of the Company’s Class A common stock, which award vests ratably over five years of continued employment. This award was granted on December 14, 2023.

In addition, the Compensation Committee granted a one-time award of 25,000 shares of restricted stock to Mr. Shea, in recognition of his contributions to the Company. This award was granted on November 7, 2023, and cliff vests one year after the date of grant upon attainment of certain objectives to be determined by, and at the discretion of, the Chief Executive Officer, which have been fully achieved.

In order to create additional incentives and reward the Company’s Executive Officers for achievement of sustained double-digit top-line growth, the Compensation Committee had consulted with its independent compensation consultant to introduce a supplemental long-term incentive program and grant one-time awards under the program in Fiscal 2022. The consultant considered an analysis of competitive compensation practices and the Company’s revenue projections at the time the awards were granted. The Compensation Committee approved one-time awards under the program for NEOs other than Mr. J. McCann and Mr. Rowland with a grant date of November 2, 2021, consisting of performance shares with a three-year performance period commencing with Fiscal 2022. The shares earned under the awards during the performance period vest in equal installments subject to the executive’s continued employment with the Company on the fourth and fifth anniversaries of the date of grant. The number of shares that may be earned under the awards during the performance period is based on achievement of three-year compound annual growth in revenue (CAGR), with 50%, 100% and 200% of the target shares, respectively, earned for achievement of three-year CAGR of 12%, 15% and 20%, relative to Fiscal 2021. Based on Fiscal 2022, 2023 and 2024 performance, the threshold performance required to earn the minimum number of shares under the awards was not achieved.

Executive Benefits

The Company’s NEOs are eligible for the same level and offering of benefits made available to other employees, including our 401(k) Profit Sharing Plan (which includes a discretionary annual Company contribution), health care plan and other welfare benefit programs. We do not currently maintain any qualified or nonqualified defined benefit pension plans or nonqualified deferred compensation plans for our NEOs, except for the Nonqualified Supplemental Deferred Compensation Plan discussed below.

During Fiscal 2024, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives. Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance-based bonuses. Participant contributions are self-directed, and notionally invested in mutual funds, the values of which are measured using quoted market prices. Distributions are made to participants upon termination of employment or death in a lump sum, unless installments are selected. See “Nonqualified Deferred Compensation” for information about the NEOs’ account balances under the Plan.

Perquisites

We do not routinely provide any significant perquisites to our NEOs. Except for Mr. J. McCann’s perquisites, which are disclosed in the Summary Compensation Table, the value of perquisites to each other NEO in Fiscal 2024 did not exceed $10,000.

CEO Marketing Fee

Beginning with Mr. J. McCann’s appointment as Chief Executive Officer at the beginning of Fiscal 2024, the Compensation Committee determined to pay him additional cash compensation equal to $1,000,000 per annum, paid in four quarterly installments. This additional compensation is in recognition of Mr. J. McCann’s ongoing promotion of the Company’s brands through various media outlets.

Severance/Change of Control

We do not maintain any severance or change of control plans or agreements. However, pursuant to the terms of employment agreements and incentive plans, certain NEOs are eligible to receive severance and other benefits in the case of certain termination events and in the case of a change of control. See “Potential Payments upon Termination and Change of Control” below.

Executive Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines for certain of the Company’s executives, including the NEOs, to further align the interests and actions of the executives with the interests of the Company’s stockholders. The ownership guidelines are based on each executive owning a number of shares with a total market value equal to a multiple of five times the executive’s base salary in the case of the Mr. J. McCann and two times the executive’s base salary in the case of the other NEOs as determined in accordance with the ownership guidelines. Qualifying shares for purposes of the ownership guidelines include shares acquired on the open market or by the exercise of stock options or pursuant to the 2003 Plan, restricted stock and restricted stock units, deferred stock units and shares owned in a trust or by a spouse and/or minor children, and shares subject to the executive’s vested and unvested stock options. The executives are required to achieve the share ownership under the guidelines within the later of five years from the date of hire or three years after the executive becomes subject to the guidelines.

Clawback Policy

The Board of Directors has adopted a clawback policy that provides for the recoupment of the excess incentive compensation paid to Executive Officers, including the Named Executive Officers, in the event of an accounting restatement due to material noncompliance with financial reporting requirements in accordance with NASDAQ listing standards and Exchange Act Rule 10D-1. The policy applies to compensation that is granted, earned, or vested based in whole or in part upon the attainment of a financial reporting measure and provides for the reimbursement or forfeiture by the Executive Officer of the excess portion of the compensation received by the Executive Officers during the three preceding fiscal years.

Management’s Role in Setting Executive Compensation

Although the Compensation Committee establishes the Company’s compensation philosophy and makes the final determinations on all compensation paid to our Executive Officers, the Chief Executive Officer works closely with Human Resources to develop compensation programs and policies and make recommendations for approval by the Compensation Committee regarding annual adjustments to other Executive Officers’ salaries and incentive award opportunities.

Role of Compensation Consultant

The Compensation Committee has retained the services of Pearl Meyer to provide specialized information and targeted research, including advising on market compensation data for base salary, bonus targets and long-term incentives, assisting in the design of annual and long-term incentive programs, and advising on CEO and Executive Chairman compensation. Pearl Meyer did not perform any other services for the Company.

Compensation Deductibility Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally places a limit of $1 million on the amount of compensation a public company can deduct in any year for each of its “covered employees” (which, under current law, includes the current and certain former Named Executive Officers). Although the Compensation Committee takes into account the deductibility of compensation as a factor in determining executive compensation, the Compensation Committee believes that its primary responsibility is to provide a compensation program that is designed to attract, retain and reward the executive talent necessary to the success of the Company. Accordingly, the Compensation Committee has retained the discretion to approve compensation that is not deductible under Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Company’s filings pursuant to the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in such filings.

Compensation Committee

Celia R. Brown, Chairperson
Stephanie Redish Hofmann
Larry Zarin

Notwithstanding any SEC filing by the Company that includes or incorporates by reference other commission filings in their entirety, this Compensation Committee Report shall not be deemed to be “filed” with the SEC, except as specifically provided otherwise therein.

SUMMARY COMPENSATION TABLE

Set forth below is summary compensation information for each person who was: (1) at any time during Fiscal 2024, our Chief Executive Officer or Chief Financial Officer, and (2) at June 30, 2024, one of our three most highly compensated Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer.

					Non-Equity
					Incentive Plan	All Other
		Salary	Stock	Option	Compensation	Compensation
		(1)	Awards (2)	Awards (3)	(4)	(5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

James F. McCann (6)	2024	975,000	-	6,093,300	-	1,048,516	8,116,816
Executive Chairman,	2023	975,000	274,296	766,849	-	1,023,420	3,039,565
Chief Executive Officer	2022	993,750	731,250	-	-	1,004,055	2,729,055

William E. Shea	2024	592,308	1,033,204	-	127,500	750	1,753,762
Senior Vice President, Treasurer,	2023	550,000	247,572	692,130	257,125	750	1,747,577
and Chief Financial Officer	2022	560,577	960,025	-	-	750	1,521,352

Thomas Hartnett	2024	630,000	864,373	-	141,750	750	1,636,873
President, 1-800-Flowers.com,	2023	630,000	283,582	792,801	276,413	750	1,983,546
Inc.	2022	554,231	1,562,485	-	-	750	2,117,466

Michael R. Manley (7)	2024	450,000	385,872	-	73,125	750	909,747
Senior Vice President, General
Counsel and Corporate Secretary

Joseph Rowland (8)	2024	450,000	334,422	-	73,125	750	858,297
Group President, Gourmet Foods	2023	448,270	359,722	306,740	149,906	750	1,265,388
& Gift Baskets

(1)

The Company’s fiscal year is a 52-or 53-week period ending on the Sunday nearest to June 30. Fiscal year 2024, which ended on June 30, 2024, consisted of 52 weeks. Fiscal years 2023 and 2022, which ended on July 2, 2023 and July 3, 2022, consisted of 52 and 53 weeks, respectively.

(2)

This column shows the aggregate grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” and does not reflect the compensation actually received by the NEOs in each respective year. These award fair values have been determined based on the assumptions set forth in Note 13, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

The following amounts represent the grant date fair value of performance-based share awards granted in Fiscal 2024. Amounts in the “Stock Award” column above reflect the value of performance share awards, determined as of the grant date based upon the probable outcome (which was equal to the “Target” performance) of the performance conditions and is presented below. The value of the performance-based share awards at the grant date assuming the achievement of “Target” performance is presented below for comparative purposes. The “Maximum” value of the performance-based share awards at the grant date assuming the highest level of achievement under the performance conditions is equal to the “Target” performance included below.

Estimated Future Payouts
Under Performance-Based
Equity Incentive Plan Awards (a)
Target
William E. Shea	$621,602
Thomas Hartnett	$432,186
Michael R. Manley	$192,936
Joseph Rowland	$167,206

(a)

For Fiscal 2024, a portion of the stock awards reported in this column are time-vested restricted stock awards and a portion are performance-based equity incentive awards for Messrs. Shea, Mr. Hartnett, Mr. Manley, and Mr. Rowland. In Fiscal 2024, 50% of the performance-based shares were earned, and therefore only a portion of the related compensation expense was recorded. In Fiscal 2024, Mr. Shea also received an additional performance-based equity award that vest upon attainment of certain objectives, to be determined by and at the discretion of the Chief Executive Officer, which were achieved.

For Fiscal 2023, all stock awards reported in this column are time-vested restricted stock awards. In Fiscal 2022, there were two performance-based equity incentive awards, an annual Fiscal 2022 performance-based award and a supplemental three-year performance award (Fiscal 2022 through Fiscal 2024). The Company-wide threshold equity plan performance measures associated with the annual Fiscal 2022 performance-based equity award were not achieved for either the annual award or the supplemental awards, and therefore, no equity shares related to these awards were earned and no related compensation expense was recorded.

(3)

This column shows the aggregate grant date fair value in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation,” for stock option awards granted in Fiscal 2024 and Fiscal 2023. The award fair value has been determined based on the assumptions set forth in Note 13, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

(4)

Non-Equity Incentive Plan Compensation represents cash bonuses described under “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentive and Sharing Success Program.” Where applicable, the annual cash bonuses for operating performances related to, and recorded as compensation expense during Fiscal 2024, 2023 and 2022, were paid during the first quarter of the following respective years. The payout ratio was 0% for Mr. J. McCann, and 25% for each of Messrs. Shea, Mr. Hartnett, Mr. Manley, and Mr. Rowland of the target awards during Fiscal 2024. The payout ratio was 55.0% for Mr. Shea, 48.8% for Mr. Hartnett and 51.3% for Mr. Rowland of the target awards during Fiscal 2023. The payout ratio was 0% of the target awards for Messrs. Shea, Hartnett, and Rowland during Fiscal 2022.

(5)

Other annual compensation includes the Company’s contribution to a Qualified 401(k) Plan ($750 in Fiscal 2024, Fiscal 2023, and Fiscal 2022). Mr. J. McCann’s other annual compensation, in the form of perquisites and other personal benefits, includes the personal use of a company car, which is calculated by allocating the costs of operating the car between personal and business use, on the basis of miles driven for personal use to total miles driven. In addition, in Fiscal 2024, Mr. J. McCann received cash compensation of $1,000,000 as a marketing fee for his ongoing promotion of the Company's brands through various media outlets. In accordance with Mr. J. McCann’s employment agreement dated October 4, 2016, Mr. J. McCann was not eligible to participate in the Company’s non-equity based bonus program for Fiscal 2023 or 2022, but, on an annual basis for those years, the Company credited an amount equal to Mr. J. McCann’s base salary of $975,000 to his retirement account under the Company’s Nonqualified Supplemental Deferred Compensation Plan. Such amounts are included within all other compensation.

(6)

Mr. J. McCann was appointed Chief Executive Officer as of July 3, 2023, which was the beginning of Fiscal 2024. In Fiscal 2023 and 2022, he had served as the Executive Chairman. In recognition of Mr. J. McCann's assumption of the duties of Chief Executive Officer, the Compensation Committee determined to grant him a special grant of options to purchase 1,000,000 shares of the Company's Class A common stock, which award vests ratably over five years of continued employment. This award was granted on December 14, 2023.

(7)	Mr. Manley was not an NEO with respect to Fiscal 2023 or Fiscal 2022.

(8)	Mr. Rowland joined the Company on July 5, 2022.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs for the fiscal year ended June 30, 2024. The compensation plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section above.

			Board of	Estimated Future Payouts Under Non-Equity Incentive			Estimated Future Payouts Under Equity Incentive			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair Value of Stock
			Directors	Plan Awards			Plan Awards			Stock or	Underlying	of Option	and Option
		Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name		Date	Date (1)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)

James F. McCann	(2)			341,250	975,000	1,950,000
Executive Chairman, Chief	(3)	12/14/2023	11/1/2023								1,000,000	10.13	6,093,300
Executive Officer

William E. Shea	(2)			42,500	510,000	$892,500
Senior Vice President, Treasurer,	(4)	11/7/2023	10/3/2023				25,000	25,000	25,000				210,000
and Chief Financial Officer	(5)	12/14/2023	10/3/2023				6,772	40,632	40,632				411,602
	(6)	12/14/2023	10/3/2023							40,632			411,602

Thomas Hartnett	(2)			47,250	567,000	$992,250
President, 1-800-Flowers.com, Inc.	(5)	12/14/2023	10/3/2023				7,111	42,664	42,664				432,186
	(6)	12/14/2023	10/3/2023							42,664			432,186

Michael Manley	(2)			24,375	292,500	511,875
Senior Vice President, General Counsel,	(5)	12/14/2023	10/3/2023				3,174	19,046	19,046				192,936
and Corporate Secretary	(6)	12/14/2023	10/3/2023							19,046			192,936

Joseph Rowland	(2)			73,125	292,500	$511,875
Group President, Gourmet Foods	(5)	12/14/2023	10/3/2023				8,253	16,506	16,506				167,206
& Gift Baskets	(6)	12/14/2023	10/3/2023							16,507			167,216

(1)

Equity awards are determined by the Compensation Committee and approved by the Board of Directors, during a meeting, or by written action without a meeting, on or prior to the date of the grant. Pursuant to the guidelines adopted by the Compensation Committee, the grant date is generally the third business day after the date of the Company’s public disclosure of quarterly financial information (the “grant date”). In Fiscal 2024, annual equity awards were granted following our annual meeting, at which stockholders approved an amendment to the 2003 Plan to increase the authorized shares.

(2)

The amounts in this row represent the threshold, target and maximum payout under the annual incentive award administered through the Company’s Sharing Success Program for Fiscal 2024, as approved by the Board of Directors, and as described in the Compensation Discussion and Analysis section. Payout of the annual performance cash incentive, where applicable, was made in September of Fiscal 2025 and is reflected in the Non-Equity Incentive Plan Compensation Column of the Summary Compensation Table above. See “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentive and Sharing Success Program”.

(3)

The amounts in this row represent stock options granted to Mr. J. McCann in connection with his appointment as Chief Executive Officer of the Company. These options were granted under the Company’s Long-Term Incentive Equity Awards awards program as described in the Compensation Discussion and Analysis section. These options have a term of ten years from the grant date and vest at a rate of one-fifth at the completion of each year of service following the December 14, 2023 grant date. The last column of this row represents the grant date fair value of the stock options, computed in accordance with FASB ASC 718. For a description of the methodology and assumptions used in the valuations, see Note 13, "Stock Based Compensation," in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

(4)

The amounts in this row represent the performance-based award threshold, target and maximum payout that could be earned under the Company’s Long-Term Incentive Equity Awards program for equity awards granted to Mr. Shea as described in the Compensation Discussion and Analysis section. The last column of this row represents the grant date fair value, computed in accordance with FASB ASC Topic 718 based on probable outcome, assuming target performance. The number of shares earned were as follows:

	Performance Share Awards Earned (#)	Fair Value of Performance Shares Earned ($)	Vesting Period

William E. Shea	25,000	$210,000	cliff vest one year from the date of grant

(5)

The amounts in this row represent the one-year performance share award threshold, target and maximum payout that could be earned under the Company’s Long-Term Incentive Equity Awards program as described in the Compensation Discussion and Analysis section. The last column of this row represents the grant date fair value, computed in accordance with FASB ASC Topic 718 based on probable outcome, assuming target performance. The number of shares earned under the Fiscal 2024 performance plan were as follows:

	Performance Share Awards Earned (#)	Fair Value of Performance Shares Earned ($)	Vesting Period

William E. Shea	20,316	$205,801	cliff vest three years from the date of grant
Thomas Hartnett	21,332	$216,093	cliff vest three years from the date of grant
Michael R. Manley	9,523	$96,468	cliff vest three years from the date of grant
Joseph Rowland	8,253	$83,603	cliff vest three years from the date of grant

(6)

The amounts in this row represent time-based awards granted under the Company’s long-term incentive equity awards program as described in the Compensation Discussion and Analysis section. These awards vest at a rate of one-third at the completion of each year of service following the grant date. The last column of this row represents the grant date fair value of the restricted stock, computed in accordance with FASB ASC 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

On October 4, 2016, the Company entered into an employment agreement with Mr. J. McCann (the “JM 2016 Agreement”). Under the JM 2016 Agreement, Mr. J. McCann became the Executive Chairman of the Board, earns an annual salary of $975,000 and his annual target long-term incentive award value is 75% of his salary in the form of equity awards under the 2003 Plan. As provided in the JM 2016 Agreement, Mr. J. McCann was not eligible to participate in the Company’s annual bonus program and the Company annually credited an annual amount equal to Mr. J. McCann’s base salary under the Company’s Nonqualified Supplemental Deferred Compensation Plan for the period through Fiscal 2023. Effective July 3, 2023, the Board appointed Mr. J. McCann, to the position of Chief Executive Officer of the Company. Effective with his appointment as Chief Executive Officer, Mr. J. McCann receives additional cash compensation equal to $1,000,000 per annum in recognition of Mr. J. McCann’s ongoing promotion of the Company’s brands through various media outlets. In addition, in lieu of the annual contribution under the Company’s Nonqualified Supplemental Deferred Compensation Plan as provided in the JM 2016 Agreement, Mr. J. McCann has become a participant in the Company’s Sharing Success Plan with his annual bonus target equal to 100% of his base salary, in each case commencing with Fiscal 2024. Other than with respect to the applicable provisions of the JM 2016 Agreement regarding his additional position as Chief Executive Officer and compensation, all other terms and conditions of the JM 2016 Agreement continue in effect.

Under the JM 2016 Agreement, Mr. J. McCann agreed to extend the period during which he is restricted from participating in a business competitive to the Company to a period of two years after a voluntary resignation or termination for good cause. He is also bound by non-solicitation and confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth summary information regarding the outstanding equity awards at June 30, 2024 granted to each of the Company’s Named Executive Officers.

						Number of		Market Value
	Number of	Number of				Shares or		of Shares or
	Securities	Securities				Units of		Units of
	Underlying	Underlying		Option		Stock That		Stock That
	Unexercised	Unexercised		Exercise	Option	Have Not		Have Not
	Options (#)	Options (#)		Price	Expiration	Vested		Vested (1)
Name	Exercisable	Unexercisable		($/Option)	Date	(#)		($)
	Stock Options					Restricted Stock

James F. McCann		1,000,000	(2)	10.13	12/14/2033
Executive Chairman, Chief	49,820	99,640	(3)	8.59	11/8/2032
Executive Officer						21,288	(4)	$202,662
						149,611	(5)	$1,424,297

William E. Shea						20,316	(6)	$193,408
Senior Vice President and						40,632	(7)	$386,817
Chief Financial Officer						25,000	(8)	$238,000
	44,966	89,931	(3)	8.59	11/8/2032
						19,214	(4)	$182,917

Thomas Hartnett						21,332	(6)	$203,081
President, 1-800-Flowers.com, Inc.						42,664	(7)	$406,161
	51,506	103,012	(3)	8.59	11/8/2032
						22,008	(4)	$209,516
						60,778	(9)	$578,607

Michael Manley						9,523	(6)	$90,659
Senior Vice President, General						19,046	(7)	$181,318
Counsel, and Corporate Secretary	22,994	45,987	(3)	8.59	11/8/2032
						9,825	(4)	$93,534
						8,985	(9)	$85,537

Joseph Rowland						8,253	(6)	$78,569
Group President, Gourmet Foods						16,507	(7)	$157,147
& Gift Baskets	19,928	39,856	(3)	8.59	11/8/2032
						8,515	(4)	$81,063
						36,711	(10)	$349,489

(1)	Market value is based on the closing price of 1-800-Flowers.com, Inc.’s Class A Common Stock of $9.52 on June 28, 2024.

(2)

Represents equity awards under the Company’s Long-Term Incentive Equity Awards program. Options vest at a rate of one-fifth at the completion of each year of service following the December 14, 2023 grant date.

(3)

Represents equity awards under the Company’s Long-Term Incentive Equity Awards program. These options vest at a rate of one-third at the completion of each year of service following the November 8, 2022 grant date.

(4)

Represents equity awards under the Company's Long-Term Incentive Equity Awards program. These restricted shares vest at a rate of one-third at the completion of each year of service following the November 8, 2022 grant date.

(5)

Represents equity awards under the Company's Long-Term Incentive Equity Awards program. These restricted share awards cliff vest upon the earlier to occur of: (i) the tenth anniversary following the May 4, 2021 grant date, (ii) the termination of service of Mr. J. McCann due to his death or permanent disability (as defined in the restricted share agreement); or (iii) Mr. J. McCann no longer serving as Executive Chairman as a result of a Change of Control (as defined in the Plan).

(6)

Represents performance shares that were earned in Fiscal 2024 under the Company's Long-Term Incentive Equity Awards program, based upon achievement of targeted performance measures during Fiscal 2024. See “Compensation Discussion and Analysis - Long-Term Incentive Equity Awards”. These restricted share awards cliff vest at the completion of three years of service following the December 14, 2023 grant date.

(7)

Represents equity awards under the Company’s Long-Term Incentive Equity Awards program. These restricted share awards vest at a rate of one third at the completion of each year of service following the December 14, 2023 grant date.

(8)

Represents the performance-based award earned under the Company’s Long-Term Incentive Equity Awards program. Subject to Mr. Shea’s continued employment, these restricted shares will cliff vest one year from the grant date of November 7, 2023 upon attainment of certain objectives to be determined by, and at the discretion of, the Chief Executive Officer, which have been fully achieved.

(9)

Represents equity awards under the Company’s Long-Term Incentive Equity Awards program. These restricted share awards cliff vest at the completion of three years of service following the May 3, 2022 grant date.

(10)

Represents equity awards under the Company’s Long-Term Incentive Equity Awards program. These restricted share awards cliff vest at the completion of three years of service following the September 7, 2022 grant date.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth all stock option exercises and vesting of stock awards for each of the Company’s Named Executive Officers during the fiscal year ended June 30, 2024.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Name	(#)	($)

James F. McCann	22,323	192,185
Executive Chairman, Chief Executive Officer

William E. Shea	19,709	169,596
Senior Vice President, Treasurer and
Chief Financial Officer

Thomas Hartnett	32,289	279,741
President, 1-800-Flowers.com, Inc.

Michael R. Manley	9,481	81,468
Senior Vice President, General Counsel
and Corporate Secretary

Joseph Rowland	4,258	35,767
Group President, Gourmet Foods
& Gift Baskets

(1)	The value realized on vesting equals the market value of 1-800-Flowers.com, Inc.’s Class A Common Stock on the vesting date, multiplied by the number of shares that vested.

EQUITY COMPENSATION PLAN INFORMATION

The following table displays certain information regarding our equity compensation plans at June 30, 2024.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,185,537	$9.07	2,589,465
Equity compensation plans not approved by security holders	-	-	-
Total	3,185,537	$9.07	2,589,465

Securities set forth under “Equity compensation plans approved by security holders” are to be issued, or available for issuance, under the 2003 Plan.

NONQUALIFIED DEFERRED COMPENSATION

During Fiscal 2024, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives. Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance-based bonuses. Participant contributions are self-directed, and notionally invested in mutual funds, the values of which are measured using quoted market prices. Distributions are made to participants upon termination of employment or death in a lump sum, unless installments are selected.

				Aggregate	Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Balance
	Contributions	Contributions	Earnings	Distributions	at Last
	in Last FY	in Last FY (1)	in Last FY	in Last FY	FYE(1)
Name	($)	($)	($)	($)	($)

James F. McCann	1,872,865		5,356,352		24,013,013
Executive Chairman, Chief Executive Officer

William E. Shea	76,048		153,344		1,042,278
Senior Vice President, Treasurer and
Chief Financial Officer

Thomas Hartnett	138,600		63,360		981,751
President, 1-800-Flowers.com, Inc.

Michael R. Manley	23,312		9,016		70,890
Senior Vice President, General Counsel and Corporate Secretary

Joseph Rowland	-	-	-	-	-
Group President, Gourmet Foods &
Gift Baskets

(1)

Contributions made by the NEOs are reported as NEO compensation in the Summary Compensation Table. The amount in the Aggregate Balance at Last FYE column includes $13,994,000 for Mr. J. McCann, $717,000 for Mr. Shea, $835,000 for Mr. Hartnett, $61,000 for Mr. Manley, and $0 for Mr. Rowland, in each case, that was reported as compensation for the NEO in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE OF CONTROL

The Company does not have a formalized severance policy. In accordance with the 2003 Plan, in the event of a Change of Control, as defined in the 2003 Plan, all outstanding Awards, pursuant to which a Participant may have rights the exercise of which is restricted or limited, shall automatically become fully exercisable immediately prior to the time of the Change of Control and all performance criteria and other conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the Change of Control so that the shares of stock subject to the Award will be entitled to participate in the Change of Control transaction.

In addition, as disclosed in “Potential Payments Upon Termination and Change of Control — Employment Agreements”, certain executives within the Company have individual employment agreements that contain negotiated provisions that trigger payments or provision of benefits upon termination. Payment and benefit levels under the various circumstances that trigger payments or provision of benefits upon termination for Mr. J. McCann were calculated and presented in accordance with the provisions of his employment agreement. For Fiscal 2024, potential payments under the circumstances triggered upon termination or change of control did not have a material impact on the Compensation Committee’s evaluation of all other elements of compensation or total compensation.

The following table sets forth the potential payments to our NEOs under existing agreements, plans or arrangements, for various scenarios involving a change of control or termination of employment, assuming a June 30, 2024 termination date and change of control date, as applicable, and using the closing price of the Company’s Class A Common Stock on June 28, 2024, the business day immediately preceding the last day of our fiscal year ($9.52). Pursuant to the terms of the Sharing Success Program, the amounts shown do not include the Non-Equity Incentive Plan Awards that were earned as of June 30, 2024. The amounts shown also do not include account balances under the Company’s Nonqualified Supplemental Deferred Compensation Plan reported under “Nonqualified Deferred Compensation” above. The exact amount of payments and benefits that would be provided can only be determined at the actual time of the NEO’s separation from the Company or, if applicable, a change of control.

James F. McCann

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause/ Resignation for Good Reason (per Employment Agreement)	Death/ Disability

Lump sum cash severance payment (1)	$7,375,000	$7,375,000	$-
Intrinsic value of accelerated unvested stock options (2)	92,665	-	92,665
Accelerated vesting of restricted shares (3)	1,626,958	-	1,626,958
Continuing health and welfare benefits for five years (4)	127,825	127,825	-
Total	$9,222,448	$7,502,825	$1,719,623

William E. Shea

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause	Death/ Disability

Lump sum cash severance payment (5)	$600,000	$600,000	$-
Intrinsic value of accelerated unvested stock options (2)	83,636	-	83,636
Accelerated vesting of restricted shares (3)	1,001,142	-	1,001,142
Continuing health and welfare benefits (4)	-	-	-
Total	$1,684,778	$600,000	$1,084,778

Thomas Hartnett

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause	Death/ Disability

Lump sum cash severance payment (6)	$630,000	$630,000	$-
Intrinsic value of accelerated unvested stock options (2)	95,801	-	95,801
Accelerated vesting of restricted shares (3)	1,397,365	-	1,397,365
Continuing health and welfare benefits (4)	-	-	-
Total	$2,123,166	$630,000	$1,493,166

Michael R. Manley

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause	Death/ Disability

Lump sum cash severance payment (7)	$86,539	$86,539	$-
Intrinsic value of accelerated unvested stock options (2)	42,768	-	42,768
Accelerated vesting of restricted shares (3)	451,048	-	451,048
Continuing health and welfare benefits (4)	-	-	-
Total	$580,355	$86,539	$493,816

Joseph Rowland

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause	Death/ Disability

Lump sum cash severance payment (8)	$34,615	$34,615	$-
Intrinsic value of accelerated unvested stock options (2)	37,066	-	37,066
Accelerated vesting of restricted shares (3)	666,267	-	666,267
Continuing health and welfare benefits (4)	-	-	-
Total	$737,948	$34,615	$703,333

(1)

 Mr. James McCann is entitled to severance pursuant to his employment agreement which entitles him to $2,500,000, plus the base salary payable to him for the then remaining duration of the term of his contract. As of June 30, 2024, Mr. McCann’s base salary was $975,000, and his employment agreement provided for a remaining term of five years.

(2)

Represents the intrinsic value of accelerated unvested stock options. Intrinsic value is the difference between the exercise price of the stock option and the closing price of the Company’s Class A Common Stock on June 28, 2024 ($9.52).

(3)

The value of accelerated unvested restricted shares was calculated using the closing price of the Company’s Class A Common Stock on June 28, 2024 ($9.52). Refer to the column titled “Market Value of Shares or Units of Stock that Have Not Vested” within the “Outstanding Equity Awards at Fiscal Year End” table.

(4)

Represents the estimated cost of paying for continuing medical, dental, life and long-term disability for five years for Mr. J. McCann. The amounts for medical and dental insurance coverage are based on rates charged to the Company’s employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA. The costs of providing the other insurance coverage are based on quoted amounts for 2024, adjusted by a 7.5% inflation factor, compounded annually.

(5)

Mr. Shea does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Shea was deemed to receive two weeks of severance for each completed year of service with the Company, capped at a maximum of one year of severance. As of June 30, 2024, Mr. Shea’s base salary was $600,000.

(6)

Mr. Hartnett does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Hartnett was deemed to receive two weeks of severance for each completed year of service with the Company, capped at a maximum of one year of severance. As of June 30, 2024, Mr. Hartnett’s base salary was $630,000.

(7)

 Mr. Manley does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Manley was deemed to receive two weeks of severance for each completed year of service with the Company, capped at a maximum of one year of severance. As of June 30, 2024, Mr. Manley’s base salary was $450,000.

(8)

Mr. Rowland does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Rowland was deemed to receive two weeks of severance for each completed year of service with the Company. As of June 30, 2024, Mr. Rowland’s base salary was $450,000.

The above table does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as 401(k) plan vested benefits and earned but unused vacation.

EMPLOYMENT AGREEMENTS

Mr. J. McCann’s employment agreement provides for certain payments in the event of termination of employment.

Upon termination without Good Cause (as defined in the JM 2016 Agreement) or resignation by Mr. J. McCann for Good Reason (as defined in the JM 2016 Agreement), within sixty days following the termination date, Mr. J. McCann is entitled to severance pay in the amount of $2,500,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. J. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date. As discussed above, Mr. J. McCann is restricted from participating in a competitive business for a period of two years after a voluntary resignation or termination for Good Cause. He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

2003 LONG TERM INCENTIVE AND SHARE AWARD PLAN

The 2003 Plan provides that, unless otherwise provided by the Compensation Committee at the time of the award grant, in the event of a change of control, (i) all outstanding awards pursuant to which the participant may have rights the exercise of which is restricted or limited, shall become fully exercisable immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding awards subject to restrictions or limitations under the 2003 Plan shall lapse, and all performance criteria and other conditions to payment of awards under which payments of cash, shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following tables and related disclosure to illustrate the relationship between executive compensation “actually paid” (as calculated herein) and certain measures of Company financial performance. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with its performance in practice, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement. References to “PEO” in the tables below refer to our Chief Executive Officer during each of the applicable years. Mr. J. McCann was our Chief Executive Officer in Fiscal 2024, and Mr. C. McCann was our Chief Executive Officer in fiscal years 2023, 2022, and 2021.

					Value of Initial Fixed $100 Investment Based On:
	Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (3)	Average Compensation Actually Paid to non-PEO Named Executive Officers (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income (Loss) (Thousands) (7)	Adjusted EBITDA (Thousands) (8)
Year	($)	($)	($)	($)	($)	($)	($)	($)

2024	8,116,816	8,234,351	1,289,695	1,363,970	48	147	(6,105)	93,067
2023	2,491,246	2,254,209	2,009,019	1,774,272	39	130	(44,702)	91,204
2022	4,818,185	(541,510)	1,908,034	(818,909)	48	104	29,610	98,983
2021	3,157,705	5,461,145	3,312,977	4,631,438	159	137	118,652	213,065

(1)

Amounts reported in this column are the amounts of total compensation reported for the PEO for each corresponding year in the “Total” column of the Summary Compensation Table. See “Executive Compensation — Summary Compensation Table.”

(2)

The amounts shown in this column reflect the “compensation actually paid” (“CAP”), as calculated under SEC rules, to the PEO for each corresponding fiscal year. A reconciliation between Summary Compensation Table Total Compensation and CAP is set forth below.

(3)

The amounts shown in this column reflect, for each applicable fiscal year, the average of the amounts reported in the Total column of the Summary Compensation Table for the Company’s named executive officers other than the PEO. The named executive officers included for this purpose for each applicable fiscal year are as follows: (i) for 2024, Mr. Shea, Mr. Hartnett, Mr. Manley, and Mr. Rowland; (ii) for 2023, Mr. Shea, Mr. J. McCann, Mr. Hartnett, and Mr. Rowland; and (iii) for 2022 and 2021, Mr. Shea, Mr. J. McCann, Mr. Hartnett, and Mr. Steven A. Lightman. Mr. Lightman served as the Company’s Group President, Gourmet Foods & Gift Baskets from June 2020 to July 2022.

(4)

The amounts shown in this column reflect, for each applicable fiscal year, the average amount of CAP, as calculated under SEC rules, to the Company’s named executive officers other than the PEO. A reconciliation between Summary Compensation Table Total Compensation and CAP, is set forth below.

(5)

The amounts shown in this column reflect the cumulative total shareholder return on our Class A common stock during the period from June 26, 2020 through the end of the applicable fiscal year, of a hypothetical investment of $100 in the Company’s Class A Common Stock as of the market close on June 26, 2020.

(6)

The amounts shown in this column reflect the cumulative total shareholder return of the S&P 500 Consumer Discretionary Index, the published industry index used in the performance graph for the fiscal year ended June 30, 2024, during the period from June 26, 2020 through the end of the applicable fiscal year, assuming an investment of $100 as of the market close on June 26, 2020. A comparison of the cumulative total return of the S&P 500 Consumer Discretionary Index is also included in the Annual Report of the Company being made available to stockholders concurrently with this Proxy Statement.

(7)	Represents the amount of net income (loss) reflected in the Company’s audited financial statements for each applicable year.

(8)

Represents the amount of Adjusted EBITDA reported by the Company for each applicable year. Adjusted EBITDA is the measure selected by the Company under SEC rules as the most important performance measure used to link CAP for the NEOs to Company performance during Fiscal 2024. Adjusted EBITDA is a non-GAAP financial measure.

Reconciliation of Summary Compensation Table “Total” to CAP to PEO and Average CAP to Other NEOs

For all equity awards, our methodology for calculating the fair value of awards remained consistent between the grant date fair value measurement and the subsequent fair value measurements, provided that certain changes to assumptions are reflected in subsequent fair value measurements to restricted stock awards based on movements in the Company’s stock price.

	2024		2023		2022		2021
	PEO	Average of Other NEOs	PEO	Average of Other NEOs	PEO	Average of Other NEOs	PEO	Average of Other NEOs
Summary Compensation Table “Total” Compensation	$8,116,816	$1,289,695	$2,491,246	$2,009,019	$4,818,185	$1,908,034	$3,157,705	$3,312,977

Value of stock awards and option awards included in Summary Compensation Table Total for the covered fiscal year	(6,093,300)	(654,468)	(1,379,291)	(930,923)	(4,000,026)	(995,568)	(968,750)	(1,899,906)

Fair value at the covered fiscal year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	5,669,942	483,790	1,217,012	837,836	-	145,715	1,563,368	2,308,540

Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	522,828	231,495	(27,695)	(113,420)	(1,342,471)	(1,897,475)	1,611,586	756,733

Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	18,065	13,457	(47,063)	(28,239)	(17,198)	20,385	97,236	153,095

CAP Amounts (as calculated)	8,234,351	1,363,970	2,254,209	1,774,272	(541,510)	(818,909)	5,461,145	4,631,438

Relationship Between CAP and Performance

The following graphs address the relationship between CAP as disclosed in the Pay vs. Performance Table and: (1) the Company’s Adjusted EBITDA, (2) the Company’s net income, and (3) Total shareholder return of the Company and the S&P 500 Consumer Discretionary Index. CAP reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, grant and vesting date fair values, various accounting valuation assumptions estimated based on applicable GAAP, and projected performance modifiers, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price volatility and varying levels of projected and actual achievement of performance goals.

Tabular List of Most Important Financial Performance Measures

The following is a list of the most important financial performance measures that the Company has used to link NEO compensation to Company performance for Fiscal 2024:

1.      Revenue; and

2.      Adjusted EBITDA (non-GAAP).

See “Compensation Discussion and Analysis” for a discussion of how the above performance measures were used in our compensation program for Fiscal 2024.

EXECUTIVE PAY RATIO

In accordance with the SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median associate, which is a reasonable estimate calculated in a manner consistent with SEC rules, based on our payroll and employment records. For purposes of identifying the median associate, we took into account salary, bonus, and grant date fair value of restricted stock awards granted during Fiscal 2024 for all our employees as of June 29, 2024. We annualized this compensation for employees who did not work the entire year, except for employees designated as seasonal or temporary.

For Fiscal 2024, Mr. J. McCann’s annual total compensation was $8,116,816, the annual total compensation of our median associate, other than Mr. J. McCann, was $44,709, and the ratio of those amounts is 182 to 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company’s Class A common stock (excluding unvested restricted shares) and Class B Common Stock, as of October 18, 2024, or as of the dates referenced below for (i) each person known by the Company to beneficially own more than 5% of each class; (ii) each Director; (iii) each Named Executive Officer; and (iv) all of the Company’s Directors and Executive Officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o 1-800-FLOWERS.COM, Inc., Two Jericho Plaza, Suite 200, Jericho, New York 11753. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying vested options held by such persons that are exercisable within 60 days of October 18, 2024, as well as shares of Class A Common Stock that may be acquired upon the conversion of Class B Common Stock into Class A Common Stock (Class B Common Stock is convertible at any time at the option of the holder into Class A Common Stock on a one-to-one basis and is entitled to ten votes for each share). Percentage of beneficial ownership is based on 36,842,727 shares of Class A Common Stock (excluding unvested restricted shares) and 27,068,221 shares of Class B Common Stock outstanding as of October 18, 2024.

	Shares		% of Shares
	Beneficially Owned		Beneficially Owned
	A Shares	B Shares	A Shares	B Shares
Name
5% Stockholders:

BlackRock, Inc. (1)	3,899,129	—	10.6%	—
Aristotle Capital Boston, LLC (2)	2,149,911	—	5.8%	—
Fund 1 Investments, LLC (3)	2,366,048	—	6.4%	—
Dimensional Fund Advisors LP (4)	2,367,496	—	6.4%	—
McCann Family Group (5)	10,099,725	6,725,640	27.4%	24.8%
Erin McCann 2005 Trust (5) (6)	2,217,923	—	6.0%	—
James McCann 2005 Trust (5) (7)	2,217,923	—	6.0%	—
Matthew McCann 2005 Trust (5) (8)	2,217,922	—	6.0%	—
The McCann Family Limited Partnership (5) (9)	—	2,000,000	—	7.4%
The 1999 McCann Family Limited Partnership (5) (10)	—	3,875,000	—	14.3%
James F. McCann, III (5) (11)	—	3,875,000	—	14.3%

Directors, not including Executive Chairman and CEO:

Celia R. Brown	26,772	—	0.1%	—
James A. Cannavino	109,197	—	0.3%	—
Dina Colombo	11,727	—	*	—
Eugene F. DeMark	38,496	—	0.1%	—
Leonard J. Elmore	57,001	—	0.2%	—
Adam Hanft	18,434	—	0.1%	—
Stephanie Redish Hofmann	12,809	—	*	—
Christopher G. McCann (5) (12)	3,445,957	6,725,640	9.3%	24.8%
Christina Shim	—	—	*	—
Larry Zarin	50,681	—	0.1%	—

Named Executive Officers:

James F. McCann (5) (13)	1,274,231	20,342,581	3.5%	75.2%
William E. Shea	290,574	—	0.8%	—
Thomas Hartnett	232,570	—	0.6%	—
Michael R. Manley	56,121	—	0.2%	—
Joseph Rowland	22,651	—	0.1%	—
Directors and Executive Officers as a Group (17 persons)	5,524,130	27,068,221	14.9%	100.0%

*	Indicates less than 0.1%.

(1)

This information is based on the Schedule 13G filed with the SEC by BlackRock, Inc. on January 24, 2024 for shares held on December 31, 2023. According to the Schedule 13G, the reporting person has sole voting power with respect to 3,631,167 shares of Class A Common Stock and sole dispositive power with respect to 3,899,129 shares of Class A Common Stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)

This information is based on the Schedule 13G filed with the SEC by Aristotle Capital Boston, LLC on February 14, 2024 for shares held on December 31, 2023. According to the Schedule 13G, the reporting person has sole voting power with respect to 1,836,423 shares of Class A Common Stock and sole dispositive power with respect to 2,149,911 shares of Class A Common Stock. The address of Aristotle Capital Boston, LLC is 125 Summer Street, Suite 1220, Boston, Massachusetts 02110.

(3)

This information is based on the Schedule 13G filed with the SEC by Fund 1 Investments, LLC on February 14, 2024 for shares held on December 31, 2023. According to the Schedule 13G, the reporting person has shared voting power with respect to 2,366,048 shares of Class A Common Stock and shared dispositive power with respect to 2,366,048 shares of Class A Common Stock. The address of Fund 1 Investments, LLC is 100 Carr 115 Unit 1900, Rincon, Puerto Rico 00677.

(4)

This information is based on the Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 9, 2024 for shares held on December 29, 2023. According to the Schedule 13G, the reporting person has sole voting power with respect to 2,323,066 shares of Class A Common Stock and sole dispositive power with respect to 2,367,496 shares of Class A Common Stock. The address of Dimensional Fund Advisors is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(5)

Certain members of the McCann family, partnerships and trusts have formed a “group” for purposes of Section 13D of the Securities Exchange Act. The members of this group (the “Group Members”) are: (i) Christopher G. McCann, (A) individually, (B) as trustee of each of (1) The James F. McCann 2012 Family Trust – Portion I (the “2012 Portion I Trust”) and (2) The James F. McCann 2012 Family Trust – Portion II (the “2012 Portion II Trust” and, together with the 2012 Portion I Trust , the “2012 Trusts”), (C) as sole general partner of The McCann Family Limited Partnership (the “1996 Family Partnership”), (D) as a Director and President of Public Flowers, Inc. (“Public”), which is the sole general partner of The 1999 McCann Family Limited Partnership (the “1999 Family Partnership” and, together with the 1996 Family Partnership, the “Family Partnerships”), and (E) as sole trustee of the Marylou McCann 1999 Trust u/a/d July 6, 1999 (the “Marylou McCann Trust”), which is the sole stockholder of Public and (F) as trustee of the James F. McCann 2018 Family Trust (the “2018 Family Trust”) and the James F. McCann 2019 Insurance Trust; (ii) James F. McCann, individually; (iii) the Erin McCann 2005 Trust (the “Erin McCann Trust”); (iv) the James McCann 2005 Trust (the “James McCann Trust”); (v) the Matthew McCann 2005 Trust (the “Matthew McCann Trust” and collectively with the Erin McCann Trust and the James McCann Trust, the “Children’s Trusts”); (vi) the 2012 Portion I Trust; (vii) the 2012 Portion II Trust; (viii) The 1996 Family Partnership; (ix) the 1999 Family Partnership; (x) Public; (xi) the Marylou McCann Trust; (xii) James F. McCann, III, (A) individually, and (B) as a Director of Public; and (xiii) the 2018 Family Trust. The Group Members may be deemed to beneficially own an aggregate of 10,099,725 shares of Class A Common Stock representing 27.4% of the Class A Common Stock and 6,725,640 shares of Class B Common Stock representing 24.8% of the Class B Common Stock. Group Members in the aggregate may be deemed to have the current shared power to vote or direct the vote of 10,099,725 shares of Class A Common Stock and to dispose of or direct the disposition of 10,099,725 shares of Class A Common Stock and to vote or direct the vote of 6,725,640 shares of Class B Common Stock and to dispose of or direct the disposition of 6,725,640 shares of Class B Common Stock because of the terms of the Stockholders’ Agreement (as defined below). The 2012 Portion I Trust may be deemed to have the current shared power to vote or direct the vote of 1,309,813 shares of Class A Common Stock and dispose of or direct the disposition of 1,309,813 shares of Class A Common Stock. The 2012 Portion II Trust may be deemed to have the current shared power to vote or direct the vote of 43,710 shares of Class A Common Stock and dispose of or direct the disposition of 43,710 shares of Class A Common Stock. Each of the Group Members disclaims beneficial ownership of the securities held by the other Group Members and the numbers shown for each Group Member excludes securities held by the other Group Members.

(6)

The Erin McCann 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,217,923 shares of Class A Common Stock and to dispose of or direct the disposition of 2,217,923 shares of Class A Common Stock.

(7)

The James McCann 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,217,923 shares of Class A Common Stock and to dispose of or direct the disposition of 2,217,923 shares of Class A Common Stock.

(8)

The Matthew McCann 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,217,922 shares of Class A Common Stock and to dispose of or direct the disposition of 2,217,922 shares of Class A Common Stock.

(9)

The 1996 Family Partnership may be deemed to have the current shared power to vote or direct the vote of 2,000,000 shares of Class B Common Stock and to dispose of or direct the disposition of 2,000,000 shares of Class B Common Stock.

(10)

The 1999 Family Partnership, Public Flowers, Inc., as sole general partner of the 1999 Family Partnership, and The Marylou McCann 1999 Trust u/a/d July 6, 1999, as the sole stockholder of Public, may each be deemed to have the current shared power to vote or direct the vote of 3,875,000 shares of Class B Common Stock and to dispose of or direct the disposition of 3,875,000 shares of Class B Common Stock. Public and the Marylou McCann Trust each disclaim beneficial ownership of 3,875,000 shares of Class B Common Stock.

(11)

James F. McCann, III may be deemed to have the current shared power to vote or direct the vote of 3,875,000 shares of Class B Common Stock and to dispose of or direct the disposition of 3,875,000 shares of Class B Common Stock beneficially owned by the 1999 Family Partnership. James F. McCann, III disclaims beneficial ownership of 3,875,000 shares of Class B Common Stock.

(12)

Christopher G. McCann may be deemed to have the current sole power to vote and dispose of 1,902,154 shares of Class A Common Stock and 850,640 shares of Class B Common Stock and may be deemed to have the current shared power to vote or direct the vote and to dispose of or direct the disposition of 1,543,804 shares of Class A Common Stock and to vote or direct the vote and to dispose of or direct the disposition of 5,875,000 shares of Class B Common Stock. Includes (i) 8,118,383 shares beneficially owned by the Family Partnerships and the 2018 Trust and 2012 Trusts, and (ii) 190,280 shares beneficially owned by The McCann Charitable Foundation, Inc., of which Christopher G. McCann is a Director and the Treasurer. Christopher G. McCann disclaims beneficial ownership of 2,243,383 shares of Class A Common Stock and 5,875,000 shares of Class B Common Stock.

(13)

James F. McCann has the current sole power to vote and dispose of 1,083,951 shares of Class A Common Stock and 20,342,581 shares of Class B Common Stock and may be deemed to have the current shared power to vote or direct the vote and to dispose of or direct the disposition of 190,760 shares of Class A Common Stock. Includes (i) 480 shares beneficially owned by James F. McCann’s spouse, Marylou McCann, and (ii) 190,280 shares beneficially owned by the Foundation, of which James F. McCann is a Director and the President. James F. McCann disclaims beneficial ownership of 965,689 shares of Class A Common Stock.

Each of the Group Members other than Public and the Marylou McCann Trust, and Marylou McCann, Erin Lenehan McCann and Matthew McCann executed the McCann Family Stockholders’ Agreement dated as of July 18, 2017 (the “Stockholders’ Agreement”), which was filed as Exhibit 3 to the Schedule 13D filed by the Group Members with the SEC on July 27, 2017, as amended effective May 1, 2019, which was filed as Exhibit 6 to the Schedule 13D in Amendment No. 2 to the Schedule 13D filed with the SEC on September 22, 2020, and as further amended effective December 14, 2021, which was filed as Exhibit 9 to the Schedule 13D in Amendment No. 4 on January 7, 2022.

Under the Stockholders’ Agreement, the Children’s Trusts, the 2012 Trusts, and the Family Partnerships (collectively with each person that acquires Class A Common Stock or Class B Common Stock and becomes a party to the Stockholders’ Agreement, the “Stockholders”) have agreed to vote as a group with respect to any matter on which any of the shares of Common Stock held by them are entitled to vote. In the case of the 1996 Family Partnership, such agreement applies only to that percentage of the shares owned by the partnership that represents ownership interests other than the limited partnership interest of Christopher G. McCann.

Decisions on how the Stockholders will vote with respect to their shares of Common Stock will be made in accordance with the determination of the McCann Family Committee. The McCann Family Committee consists of Marylou McCann and the three children of James F. McCann and Marylou McCann: Erin Moore Lenehan, James F. McCann, III, and Matthew E. McCann. The McCann Family Committee generally acts by vote of a majority of the members, except in respect of a Change in Control (as defined in the Stockholders’ Agreement) of the Company. The prior approval of at least 75% of the members of the McCann Family Committee is required for any disposition that will result in a Change in Control.

Subject to the other transfer provisions, if a Stockholder proposes to sell any shares of Common Stock to a person other than a Permitted Transferee (as defined in the Stockholders’ Agreement), the other Stockholders will have a right of first refusal to buy such shares and, if the other Stockholders do not elect to purchase all such shares, the members of the McCann Family Committee shall have the right to purchase the remaining shares.

The prior approval by a majority of the McCann Family Committee members is required for any gift or bequest by any Stockholder of shares of Class A Common Stock to anyone other than a Permitted Transferee and of shares of Class B Common Stock to anyone other than an Affiliate (as defined in the Stockholders’ Agreement).

The foregoing summary of the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders’ Agreement.

CERTAIN BUSINESS RELATIONSHIPS WITH DIRECTORS AND OFFICERS

The Company has a policy providing that all material transactions between it and one or more of its Directors, Executive Officers, nominees for Director or a member of their immediate families must be approved either by a majority of the disinterested members of the Board or by the stockholders of the Company.

While the policy is not in writing, the Company’s legal and finance staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and Executive Officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. This includes inquiries of its Directors and Executive Officers, as well as a questionnaire that Directors and Executive Officers are required to complete periodically. In determining whether to approve or ratify a related party transaction, the disinterested members of the Board will consider the relevant facts and circumstances, which may include the relationship of the individual with the Company, the materiality of the transaction to the Company and the individual, and the business purpose and reasonableness of the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person, are disclosed in the Company’s proxy statement. The Company considers individual transactions, or any series of transactions which, in the aggregate exceed $120,000, to be material and requiring of disclosure.

Below are the transactions in which, to the Company’s knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any Director, Director nominee, Executive Officer, holder of more than 5% of the Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

James F. McCann III, the son of Executive Chairman and current CEO James F. McCann and nephew of Director and former CEO Christopher G. McCann, is employed as a Director, Enterprise Strategy and Business Development. Mr. McCann’s compensation was unanimously approved by the Independent Directors of the Board. Mr. McCann earned $150,961 in Fiscal 2024 and received a $7,625 bonus for Fiscal 2024.

Jenna Messer, the daughter of Director and former CEO Christopher G. McCann and niece of Executive Chairman and current CEO James F. McCann, is employed as Vice President, Performance Marketing. Ms. Messer’s compensation was unanimously approved by the Independent Directors of the Board. Ms. Messer earned $250,385 and received a $15,938 bonus for Fiscal 2024. In addition, Ms. Messer received 2,822 restricted shares, with a grant date fair value of $28,587 under the Company’s Long-Term Incentive Equity Awards program. These restricted share awards vest at a rate of one-third at the completion of each year of service following the December 14, 2023 grant date.

The Company subleases a property located at 10 Grand Central, 155 East 44th Street, New York, New York 10017 to Clarim Holdings, LLC (“Clarim”), in which Executive Chairman and Chief Executive Officer James F. McCann owns a controlling interest and at which he is the sole member and manager. The sublease commenced in April 2022. During Fiscal 2024, the Company received $354,926 in rent payments from Clarim.

October 25, 2024

To the Board of Directors
of 1-800-FLOWERS.COM, INC. (the “Company”):

We, the members of the Audit Committee, assist the Board of Directors in its oversight of the Company’s financial accounting, reporting and controls. We also evaluate the performance and independence of the Company’s independent registered public accounting firm. We operate under a written charter that both the Board and we have approved. A current copy of the Audit Committee charter can be found on the Company’s website located at www.1800flowers.com under the Investor Relations section of the website.

The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. In addition, although the Board has determined that each of the members of the Audit Committee meets NASDAQ regulatory requirements for financial literacy and that Eugene F. DeMark is an “audit committee financial expert,” as defined by Commission rules, and is financially sophisticated under NASDAQ requirements, we would like to remind our stockholders that we are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, including setting the accounting and financial reporting principles and designing the Company’s system of internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal control. The Company’s independent registered public accounting firm, BDO USA, P.C. (“BDO”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent registered public accounting firm is also responsible for expressing opinions on the effectiveness of the Company’s internal control over financial reporting as well as management’s assessment thereof. Although the Board is the ultimate authority for effective corporate governance, including oversight of the management of the Company, the Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities by overseeing these processes, as well as overseeing the qualifications and performance of the Company’s independent registered public accounting firm.

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. Annually, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair their independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided (as noted in the table below) were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

We reviewed and discussed the audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2024 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. We also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board No. 1301. We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence, and discussed with BDO their independence. This review included a discussion with management and the independent registered public accounting firm of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s Financial Statements, including the disclosures relating to critical accounting policies.

Based on the reports, discussions and reviews described in this report, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, for filing with the Securities and Exchange Commission.

Audit Committee

Eugene F. DeMark (Chairman)
James A. Cannavino
Dina Colombo

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has appointed BDO to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 29, 2025, and the Board is asking stockholders to ratify such selection at the Annual Meeting. The stockholders’ ratification of the appointment of BDO will not impact the Audit Committee’s responsibility pursuant to its charter, to appoint, replace and discharge the independent auditors. In the event the stockholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Board of Directors.

We are not required to submit the appointment of BDO for ratification by our stockholders. However, we are doing so as a matter of good corporate practice. If the stockholders do not ratify the appointment of BDO, the Audit Committee may reconsider its decision. In any case, our Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time during the year if it believes that such change would be in the Company’s best interest and the best interest of our stockholders.

The affirmative votes of the majority of the Company’s outstanding Common Stock present in person or by proxy is required to ratify the appointment of the independent registered accounting firm. Unless otherwise instructed, the proxy holder will vote the proxies received by him “FOR” the ratification of BDO as the Company’s independent registered public accounting firm for Fiscal 2025. Abstentions will be counted in tabulations of the votes cast on the Proposal, however they will have the same effect as a vote “AGAINST” the Proposal since they are not affirmative votes. A representative of BDO will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF BDO TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2025.

Fees Paid to Independent Public Accounting Firms

The following table shows the fees that the Company paid or accrued for audit and other services provided by BDO for Fiscal 2024 and Fiscal 2023, all of which were approved by the Audit Committee.

	2024	2023
Audit Fees	$1,550,000	$1,465,000
Audit-related Fees	61,000	-
Tax Fees	99,300	98,216
All Other Fees	75,550	119,020
Total	$1,785,850	$1,682,236

Audit Fees. Fees for audit services include fees associated with the annual financial statement audits of 1‑800‑Flowers.com, Inc., as well as 1-800-Flowers.com, Inc.’s audit of internal controls and quarterly SAS 100 reviews of 1-800-Flowers.com, Inc.’s quarterly reports on Form 10-Q.

Audit-related Fees. Fees for audit-related services in Fiscal 2024 include employee benefit plan audits.

Tax Fees. Fiscal 2024 and 2023 fees include fees for tax compliance services.

All Other Fees. Fiscal 2024 fees related to advisory and agreed-upon procedure services related to certain state and local grants. Fiscal 2023 fees primarily related to due diligence services in connection with potential acquisitions.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit, audit-related and non-audit services (including tax services) provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service. The independent registered public accounting firm and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far, as is known to the Board, no matters are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Stockholders who, in accordance with Commission Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at the Company’s principal executive offices no later than the close of business on June 27, 2025. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In accordance with our Bylaws, in order to be properly brought before the 2025 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the corporate secretary of the Company at its principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary date of the 2024 Annual Meeting date. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than August 13, 2025 and no later than September 12, 2025. If, however, our 2024 Annual Meeting date is advanced by more than 30 days before, or delayed more than 70 days after, the one year anniversary of the 2024 Annual Meeting date, then proposals must be received no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the later of the 90th day before the 2025 Annual Meeting or the 10th day following the date on which the 2025 Annual Meeting date is publicly announced.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and Commission requirements. The Company will not consider any proposal or nomination that does not meet the Bylaws requirements and the SEC’s requirements for submitting a proposal or nomination. Notices of intention to present proposals at the 2025 Annual Meeting should be addressed to: Corporate Secretary, 1-800-FLOWERS.COM, Inc., Two Jericho Plaza, Suite 200, Jericho, New York 11753. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SOLICITATION OF PROXIES

Proxies are being solicited by the Board of Directors of the Company. Proxies may be solicited by officers, Directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company may pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for expenses of forwarding solicitation materials to their principals. All of the costs of solicitation will be paid by the Company.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date who did not receive a copy of the Company’s Annual Report for the fiscal year ended June 30, 2024, on the written request of such person, a copy of the Company’s Annual Report on Form 10-K as filed with the SEC. Any such request should be made in writing to the Corporate Secretary of the Company at the address set forth on the first page of this Proxy Statement.

By order of the Board of Directors

/s/ James F. McCann
James F. McCann
Chief Executive Officer

Jericho, New York
October 25, 2024

1-800-FLOWERS.COM, INC.
TWO JERICHO PLAZA
JERICHO, NY 11753

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FLWS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58331-P18943 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1-800-FLOWERS.COM, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Celia R. Brown
02) James A. Cannavino
03) Dina Colombo
04) Eugene F. DeMark
05) Leonard J. Elmore
06) Adam Hanft
07) Stephanie Redish Hofmann
08) Christopher G. McCann
09) James F. McCann
10) Christina Shim
11) Larry Zarin

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V58332-P18943

1-800-FLOWERS.COM, INC.
Annual Meeting of Stockholders
December 11, 2024 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of 1-800-FLOWERS.COM, INC. hereby appoints Michael R. Manley, Corporate Secretary, with full power of substitution, as proxy to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of 1-800-FLOWERS.COM, INC. to be held in a virtual-only format by visiting www.virtualshareholdermeeting.com/FLWS2024 on Wednesday, December 11, 2024 at 9:00 a.m. Eastern Standard Time or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, "FOR" THE RATIFICATION OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 29, 2025, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING.

All of the proposals set forth are proposals of the Company. None of the proposals are related to or conditioned upon approval of any other proposal.

Continued and to be signed on reverse side